Exhibit 99.11

DATED                                                                2006

EURONEXT N.V.

and

HILL SAMUEL ESOP TRUSTEES LIMITED

TRUST DEED AND RULES

OF

THE EURONEXT N.V.

HM REVENUE & CUSTOMS APPROVED

SHARE INCENTIVE PLAN 2006

Approved by resolution of the Management Board on 15 June 2006

Approved by HM Revenue & Customs on:

HMRC reference no: A2133/PC

PREPARED BY

1 Embankment Place

London WC2N 6DX

Tel: +44 (0)20 7212 1616

Fax: +44 (0)20 7212 1570

on behalf of

PricewaterhouseCoopers LLP

Plumtree Court

London EC4A 4HT

Reference:  [               ]

CONTENTS

Trust Deed

Clause

1.	Interpretation

2.	Object of Trust

3.	Achieving object of Trust

3.1	Monies received from Participating Companies

3.2	Purchased Shares Money

3.3	Dividend Shares

3.4	Dividends on Shares not Awarded

4.	Unused funds

4.1	Trustee to apply unused funds for costs etc

4.2	Trustee to account for monies upon termination of Plan

5.	Right to deal with reconstructions, etc

5.1	Trustee to act on Participant’s directions

5.2	Trustee to use reasonable endeavours to obtain directions

5.3	No liability for acting on directions

6.	Accountability for PAYE and other deductions

7.	Maintenance of Trust records

7.1	Trustee to procure preparation of Trust records

7.2	Trustee to keep records of PAYE deductions

7.3	Trustee to submit Trust records to Company

7.4	Company’s right to inspect Trust records

8.	Title

8.1	More than one Trustee may be registered proprietor

9.	Application of Plan to Subsidiary

9.1	Extension of Plan to Subsidiary

9.2	Circumstances where Plan may cease to apply to Subsidiary

9.3	Trustee not liable to account to former Participating Companies

10.	Duties of Participating Companies

10.1	Duty to contribute sums and provide information

10.2	Continuing liability of former Participating Companies

11.	Protection of Trustee

11.1	Limited liability for monetary obligations

11.2	Trustee to comply with Company’s directions

11.3	Indemnity

11.4	No obligation to become involved in management

12.	Additional powers

12.1	Additional powers of Trustee

12.2	Trustee’s power to invest monies etc

12.3	Trustee’s power of sale

12.4	Trustee Act 2000

13.	Proceedings of Trustees

13.1	Scope of clause

13.2	Regulations for conduct of business

13.3	Quorum for meetings of Trustees

13.4	Majority voting of Trustees

13.5	Written resolutions of Trustees

14.	Administration

14.1	Delegation

14.2	Minutes of meetings

14.3	Professional advice

14.4	Trustee’s agents

14.5	Trustee may execute deeds etc

15.	Remuneration and interests of Trustees

15.1	Individual Trustees

15.2	Professional Trustees

15.3	Corporate Trustees

15.4	Right to be employed by Company

16.	Permitted dealings of Trustees

16.1	Trustees permitted to hold shares etc

16.2	No requirement to account for benefits

17.	Number, appointment, removal and retirement of Trustees

17.1	Minimum number of Trustees

17.2	Statutory power to appoint new and additional Trustees

17.3	Power to appoint additional Trustees

17.4	Company ceasing to exist

17.5	Removal of Trustees

17.6	Retirement of Trustees

17.7	Death of Trustee

17.8	Transfer of Trust property following removal or retirement of Trustee

17.9	Section 37 of the Trustee Act 1925

17.10	Residence of Trustees

18.	Delegation of administration by Company and other matters

18.1	Delegation of administration

18.2	Exercise of powers

18.3	Information supplied by Participating Company

19.	Duration and winding up of Plan

19.1	Termination on expiry of Trust Period

19.2	Outstanding liabilities

19.3	Completion of obligations

20.	Supremacy of Trust Deed over Rules

21.	Governing law and jurisdiction

21.1	Governing law

21.2	Jurisdiction

21.3	Jurisdiction agreement for benefit of Company

21.4	Participant deemed to submit to such jurisdiction

22.	Amendment of Trust Deed and Rules

22.1	Amendment of Trust Deed and Rules

22.2	Amendments to be binding

23.	General provisions

23.1	Counterparts

23.2	Irrevocability

Schedule 1

Rules of the Euronext N.V. HM Revenue & Customs Approved Share Incentive
Plan 2006

Rule

1.	Interpretation

2.	Purpose of Plan

3.	Participation on same terms

PART I — FREE SHARES

4.	Issue of Agreements

4.1	Discretion of Directors

4.2	Limit on individual participation

4.3	Contents of Free Shares Agreement

4.4	Election to participate in any Award of Free Shares

5.	Appropriation of Free Shares by reference to performance

5.1	Free Shares may be Appropriated by reference to performance

5.2	Performance Allowances to apply to all Participants

5.3	Directors to provide information

5.4	Use of method 1 or method 2

5.5	Performance Allowances: method 1

5.6	Performance Allowances: method 2

5.7	Same terms basis for Free Shares Awards

6.	Performance Targets

6.1	Imposition of Performance Targets

6.2	Nature of Performance Targets

6.3	Membership of Performance Unit

6.4	Substitution, variation or waiver of Performance Targets

7.	Appropriation of Free Shares

7.1	Provision of information by Company to Trustee

7.2	Appropriation

7.3	Notification of Appropriation to Participants

8.	Restrictions on dealings in, and permitted transfers of, Free Shares

8.1	Restrictions on disposals by Participants

8.2	Restrictions on disposals by Trustee

8.3	Transfer of Free Shares after Free Shares Holding Period

9.	Cessation of Relevant Employment and early transfer of Free Shares

9.1	Trustee to be notified of cessation of Relevant Employment

9.2	Early transfer of Free Shares

9.3	Forfeiture of Free Shares

9.4	Injury, disability, redundancy, retirement etc

9.5	Death

PART II — PURCHASED SHARES

10.	Purchased Shares Agreements

10.1	Issue of Purchased Shares Agreements

10.2	Timing of issue of Purchased Shares Agreements

10.3	Contents of Purchased Shares Agreements

10.4	Agreement may be withdrawn

10.5	Excess Salary deductions

10.6	Scaling down

10.7	Purchased Shares Money held for Eligible Employee

10.8	Interest on Purchased Shares Money

11.	Instructions given during Accumulation Period

11.1	Variation of Salary deductions and intervals

11.2	Notice to suspend Salary deductions

11.3	Notice to terminate Purchased Shares Agreement

11.4	Company to give effect to notices

11.5	Purchased Shares Agreement to apply to new holding

12.	Acquisition of Purchased Shares

12.1	Acquisition of Shares by Trustee (no Accumulation Period)

12.2	Acquisition of Shares by Trustee (with Accumulation Period)

12.3	Notification of acquisition to Participants

12.4	Salary deductions not invested in Purchased Shares

13.	Transfer of Purchased Shares by Participant

13.1	Participants may request transfer of Purchased Shares

13.2	Trustee to comply with request

14.	Cessation of Relevant Employment

14.1	Trustee to be notified of cessation of Relevant Employment

14.2	Cessation of Relevant Employment prior to Purchased Shares Acquisition Date

14.3	Transfer of Purchased Shares on cessation of Relevant Employment

14.4	Treatment of Excess Purchased Shares

PART III — MATCHING SHARES

15.	Notification of Matching Shares

15.1	Relationship to Purchased Shares

15.2	Additional contents of Purchased Shares Agreement

16.	Appropriation of Matching Shares

16.1	Provision of information by Company to Trustee

16.2	Appropriation of Matching Shares

16.3	Notification of Appropriation to Participants

17.	Restrictions on dealings in, and permitted transfers of, Matching Shares

18.	Cessation of Relevant Employment and early withdrawal of Purchased Shares

18.1	Trustee to be notified of cessation of Relevant Employment

18.2	Early withdrawal of Purchased Shares

18.3	Early transfer of Matching Shares

18.4	Forfeiture of Matching Shares

18.5	Forfeiture of Excess Matching Shares

18.6	Injury, disability, redundancy, retirement etc

18.7	Death

PART IV — DIVIDEND SHARES

19.	Provision of Dividend Shares

19.1	Relationship to Plan Shares

19.2	Direction revocable

19.3	Dividend not invested in Dividend Shares

19.4	Timing of acquisition of Dividend Shares

19.5	Participants to be treated equally

20.	Amount and type of Dividend Shares

20.1	Type of Shares to be used as Dividend Shares

20.2	Calculation of number of Dividend Shares

20.3	Dividend amounts carried forward

20.4	Circumstances for payment of cash dividends

21.	Notification of acquisition of Dividend Shares

22.	Restrictions on dealings in, and permitted transfers of, Dividend Shares

23.	Cessation of Relevant Employment

23.1	Trustee to be notified of cessation of Relevant Employment

23.2	Early transfer of Dividend Shares (other than on death)

23.3	Early transfer of Dividend Shares on death

23.4	Information to be given to the Participant

PART V — GENERAL REQUIREMENTS

24.	Requirements generally applicable to Plan Shares

24.1	Participants may elect not to participate

24.2	Individuals eligible for Appropriation

24.3	Appropriation and acquisition during Proscribed Period

24.4	Proscribed Operations

24.5	Compliance by Participants

24.6	Shares not Appropriated or forfeited

24.7	Shares ceasing to qualify

24.8	Death of Participant

24.9	Funds to be provided by Participating Companies

24.10	Shares purchased off market by Trustee

24.11	Proportionate apportionment of Shares with different rights

24.12	Foreign dividends

24.13	Timing of contributions to Trustee

25.	Limit on funding of Plan

26.	Permitted dealings in Plan Shares

27.	Receipts by Trustee

28.	Exercise of voting rights attaching to Plan Shares

28.1	Trustee to act in accordance with directions given by Participants

28.2	Participant to instruct Trustee how to vote

28.3	Notification of Participants’ directions to Trustee to be in writing

29	Company reconstructions

29.1	New holdings of Shares

29.2	Meaning of “new holding”

30.	Rights issue

30.1	Application of rule

30.2	Trustee to provide information to Participant

30.3	Participant to give written directions to Trustee

30.4	Cash amounts arising to be dealt with by Trustee

30.5	Failure by Participant to give any direction

31.	Duty to account for PAYE on cash amounts

31.1	Trustee to make PAYE deductions

31.2	Trustee to deal with PAYE deductions

32.	Duty to account for PAYE on transfers of assets

32.1	Trustee to make PAYE deductions

32.2	Trustee to deal with PAYE deductions

33.	Apportionment of Capital Receipts

33.1	Treatment of Capital Receipts

33.2	Trustee to inform Participants

34.	Termination of Plan

34.1	Company may terminate Plan

34.2	Consequences of termination of Plan

34.3	HMRC withdrawal of Plan approval

35.	Shares from Qualifying Share Ownership Trusts

36.	Notices

36.1	Notice by Company, Participating Company or Trustee

36.2	Deceased Participant

36.3	Notice to Company or Trustee

36.4	Trustee to distribute Company documentation

36.5	Notification of liability to income tax

36.6	Exclusion of electronic communications in certain circumstances

37.	Protection of Trustee

38.	Relationship of Plan to contract of employment

39.	Alterations

Exhibit 99.11

THIS DEED of TRUST is made on                                  2006

BETWEEN:

(1)                                 Euronext N.V. (incorporated in The Netherlands under ministerial N.V. number 1124832) whose registered office is situated at Beursplein 5, 1012 JW, Amsterdam, The Netherlands (the “Company”);

(2)                                 Hill Samuel ESOP Trustees Limited (incorporated in England and Wales under company number 3925002) whose registered office is situated at 25 Gresham St, London, EC2V 7HN;

(3)                                 Euronext Amsterdam N.V. (incorporated in The Netherlands) whose registered office is situated at Beursplein 5, 1012 JW Amsterdam, The Netherlands;

(4)                                 Euronext Paris S.A. whose registered office is situated at Place de la Bourse, 75002, Paris, France;

(5)                                 Euronext Lisbon S.A. whose registered office is situated at Avenida de Liberdade N.º 196, 7º Piso, 1250-147 Lisboa, Portugal;

(6)                                 Euronext Brussels S.A/N.V. (incorporated in Belgium) whose registered office is situated at Palais de la Bourse, Beursplein, 1000 Brussels, Belgium;

(7)                                 LIFFE Administration & Management (incorporated in England and Wales under company number 01591809) whose registered office is situated at Cannon Bridge House, 1 Cousin Lane, London EC4R 3XX

(8)                                 Euronext London Limited (incorporated in England and Wales under company number 03551734) whose registered office is situated at Cannon Bridge House, 1 Cousin Lane, London,EC4R 3XX, United Kingdom;

(9)                                 Interbolsa S.A. whose registered office is situated at Avenida da Boavista, 3433-4100-138 Porto, Portugal; and

(10)                           Company News S.A. whose registered office is situated at 39 rue Cambon, 75039 Paris Cedex 01, France.

PRELIMINARY:

(A)                             The Company wishes to establish a share incentive plan approved in accordance with the provisions of Schedule 2.

(B)                               The Plan has been approved by a resolution of the management board of the Company dated 15 June 2006.

(C)                                The Trustee has agreed to act as the first trustee of the Plan.

(D)                               The Trustee has received the sum of £50 from the Company as an initial contribution to the trusts established by this Trust Deed.

THE TRUST DEED WITNESSES as follows:

1                                         INTERPRETATION

In this Trust Deed:

1.1                                 unless the context otherwise requires the definitions set out in Rule 1.1 of the Schedule shall apply and the following words and expressions shall have the following meanings:

Charitable	exclusively charitable under English law;

Corporate Trustee

any Trustee which is a body corporate in any relevant jurisdiction and, in the case of a corporate Trustee, the term Trustee shall include the corporate Trustee’s directors and officers who shall have and exercise all powers and discretions vested in it under the Trust Deed;

Trust	the trusts established by the Trust Deed;

Trust Deed	this trust deed in its present form or as amended from time to time;

Trust Period	the period beginning on the date of the Trust Deed and ending on the first to happen of the following, namely:

(a)

the expiry of eighty years (and so that the period of eighty years from the date of the Trust Deed shall be the perpetuity period for the purpose of section 1 of the Perpetuities and Accumulations Act 1964) or such longer period as may be allowed by the law relating to perpetuities from time to time in force in relation to the Trust Deed; and

(b) such date as the Trustee shall, with the prior written consent of the Directors, by deed declare to be the end of the Trust Period (not being a date earlier than the date of such deed); and

Trustee	Hill Samuel ESOP Trustees Limited the original trustee and any additional or replacement trustee from time to time of the Plan.

1.2                                 Unless otherwise specified, the interpretation provisions of Rule 1.2 of the Schedule shall apply.

1.3                                 References to clauses are to clauses of this Trust Deed.

2                                        OBJECT OF TRUST

All Plan Shares and any other assets held by the Trustee will be held UPON TRUST for the Eligible Employees or Participants respectively entitled to them under the Plan subject to the provisions set out below and to the power of the Trustee to transfer or cause to be transferred to the person beneficially entitled to them any Plan Shares in accordance with the Plan.

3                                        ACHIEVING OBJECT OF TRUST

3.1                                 Monies received from Participating Companies

Subject to the provisions set out below the Trustee shall apply monies it receives from the Participating Companies in the acquisition of Shares for Appropriation or for the purposes of clause 4.1 and to hold such Shares once Appropriated and all other trust property deriving from such Shares on trust for the Participants to whom such Shares have been Appropriated and to apply and deal with the same in accordance with the Plan provided always that:

3.1.1                         the Trustee shall not dispose of a Participant’s Free Shares during the Free Shares Holding Period or Matching Shares during the Matching Shares Holding Period (whether by transfer to the Participant or otherwise) except as provided by the Rules;

3.1.2                       the Trustee shall not (subject to the Rules) dispose of any of a Participant’s Free Shares after the end of the Free Shares Holding Period, Matching Shares after the end of the Matching Shares Holding Period except pursuant to a direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in those Shares is for the time being vested; and

3.1.3                       the Trustee shall deal with any right attaching to Free Shares or Matching Shares to be allotted or to acquire other shares, securities or rights of any description only pursuant to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in such Free Shares or Matching Shares is for the time being vested.

3.2                                 Purchased Shares Money

Subject to the provisions set out below the Trustee shall apply Purchased Shares Money in the acquisition of Purchased Shares and shall hold such shares once acquired on trust for each Participant on whose behalf they have been acquired and apply and deal with the same in accordance with the Plan provided always that:

3.2.1                         the Trustee shall not (subject to the Rules) dispose of a Participant’s Purchased Shares (whether by transfer to the Participant or otherwise) except pursuant to a written direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in those Purchased Shares is for the time being vested;

3.2.2                         the Trustee shall deal with any right attaching to Purchased Shares to acquire other shares securities or rights of any description only pursuant to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in the Purchased Shares is for the time being vested.

3.3                                Dividend Shares

The Trustee shall hold Dividend Shares once acquired on trust for the Participants on whose respective behalves they have been acquired and apply and deal with the same in accordance with the Plan provided always that:

3.3.1                       the Trustee shall not dispose of a Participant’s Dividend Shares during the Dividend Shares Holding Period (whether by transfer to the Participant or otherwise) except as provided by the Rules;

3.3.2                       the Trustee shall not (subject to the Rules) dispose of a Participant’s Dividend Shares (whether by transfer to the Participant or otherwise) except pursuant to a written direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in those Shares is for the time being vested; and

3.3.3                       the Trustee shall deal with any right attaching to Dividend Shares to acquire other shares, securities or rights of any description pursuant only to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in such Dividend Shares is for the time being vested.

3.4                                Dividends on Shares not Awarded

The Trustee shall not demand or in any way enforce payment of any dividends which would otherwise be payable on any Shares for the time being comprised within the Trust Fund which are not held for the benefit of a Participant and the Trustee hereby waives its entitlement thereto but where the Company decides to pay dividends on such Shares the Trustee shall retain such dividends to be used for the general purposes of the Plan.

4                                        UNUSED FUNDS

4.1                                 Trustee to apply unused funds for costs etc

Where pursuant to the Plan the Trustee holds any monies, shares, securities or other assets which represent or represent income derived from:

4.1.1                         any monies or assets received from the Participating Companies for the purposes of the Plan but which have not been applied and which are not required to be applied under the Plan for an Appropriation; or

4.1.2                         any Capital Receipt of less than £3 which would be distributable to a Participant save for the provisions concerning such sums in the Rules; and

4.1.3                         any assets relating to the Plan (including any amounts specifically paid to the Trustee as a contribution to any costs, charges and expenses incurred in connection with the establishment and operation of the Plan) which are not held for the benefit of a Participant in consequence of an Appropriation to him or any acquisition of Purchased Shares by him and which are not required to be applied under the Plan;

the Trustee may apply such assets or the sale proceeds thereof in or towards any reasonable costs, charges and expenses of the Plan (including for the avoidance of doubt any amounts necessary to facilitate the Award of Purchased Shares) and may during the Trust Period and subject to the law relating to accumulations accumulate any income thereon and hold the same for the general purposes of the Plan.  The Trustee shall notify the Company on request of all amounts and assets held for such purposes.

4.2                                 Trustee to account for monies upon termination of Plan

If at any time the Plan is terminated the Trustee shall account to the Participating Companies as instructed by the Company for any unused monies then held on the trusts of clause 4.1.  Notwithstanding such termination the Trustee shall continue to administer the Plan in accordance with the Trust Deed and the Rules.  At the earlier of the expiry of the Trust Period and the third anniversary of the termination of the Plan the Trustee shall convert into money any trust property held subject to the trusts of the Plan declared in the Trust Deed and which are not either Purchased Shares, or Dividend Shares nor Appropriated to Participants and shall pay such money to such one or more Charitable organisations and if more than one in such proportions as the Trustee shall, in its absolute discretion determine.  The receipt of the proper officer of the recipient Charitable organisation shall be a valid discharge of the Trustee for the benefit received by it.

5                                        RIGHT TO DEAL WITH RECONSTRUCTIONS, ETC

5.1                                 Trustee to act on Participant’s directions

The Trustee may at any time on behalf of any Participant who has given a direction to the Trustee under the Rules (but not otherwise) enter into any compromise or arrangement with respect to or may release or forbear to exercise all or any of its rights as shareholder whether in connection with a scheme of reconstruction or amalgamation or otherwise and may accept in or towards satisfaction of all or any of such rights such consideration as such Participant shall direct whether in the form of cash, stock, shares, debentures, debenture stock or obligations or securities without the Trustee being in any way liable or responsible for any loss resulting from complying with any such direction or any liability or increased liability of such Participant to tax or in respect of any inadequacy or alleged inadequacy in the nature or amount of such consideration.

5.2                                 Trustee to use reasonable endeavours to obtain directions

The Trustee shall use reasonable endeavours to notify Participants in respect of any matters affecting the rights of holders of Plan Shares and to seek their directions accordingly.

5.3                                 No liability for acting on directions

The Trustee shall not be liable or responsible for any loss or any liability or increased liability of a Participant to tax arising out of the failure of such Participant to give a direction to the Trustee or the failure of such Participant to give a direction to the Trustee within a particular time or if the Participant has directed the Trustee to use its discretion in any way arising out of the bona fide exercise by the Trustee of that discretion.

6                                        ACCOUNTABILITY FOR PAYE AND OTHER DEDUCTIONS

The Company, any Participating Company or the Trustee may account to HM Revenue & Customs or any other authority concerned for any amounts deducted from payments made, or assets transferred, pursuant to the Plan in respect of income tax or any other deductions required by statute or regulations made thereunder.

7                                        MAINTENANCE OF TRUST RECORDS

7.1                                 Trustee to procure preparation of Trust records

The Trustee shall maintain all necessary accounts (including the accounts of individual employees), records and other documents necessary to carry out its obligations in connection with:

7.1.1                        the proper administration of the Plan (including maintaining records of employees who have been participants in more than one share incentive plan approved under Schedule 2 and established by the Company or a Connected Company); and

7.1.2                        the PAYE obligations of the employer company (as that expression is defined in section 510(7) ITEPA 2003) so far as they relate to the Plan.

7.2                               Trustee to keep records of PAYE deductions

The Trustee shall keep records of all PAYE deductions, including payments to the Participating Companies in respect of PAYE obligations.

7.3                                 Trustee to submit Trust records to Company

The Trustee shall submit to the Company such reports or other information as it may reasonably require for the purpose of ensuring that the Plan is properly administered and without prejudice to the generality of the foregoing the Trustee shall submit to the Company copies of all documents including the annual returns which have been supplied to the Board of HM Revenue & Customs within twenty-one days of their being so supplied.

7.4                                 Company’s right to inspect Trust records

The Company shall at all times be entitled on service of three days written notice or as otherwise agreed between the Company and the Trustee to inspect all accounts, documents and records maintained by the Trustee for the purposes of the Plan and may at any time, at its absolute discretion and at its own expense, audit or cause to be audited those accounts, documents and records.

8                                        TITLE

At any time when there is more than one Trustee, the Trustee shall be entitled to procure that any one or more of them may be registered as proprietor of any property held by them upon the trusts of the Trust Deed.

9                                        APPLICATION OF PLAN TO SUBSIDIARY

9.1                                 Extension of Plan to Subsidiary

The Plan may with the consent of the Company be extended to any Subsidiary by a deed of adherence in a form approved by the Directors executed by that Subsidiary and the Company.

9.2                                 Circumstances where Plan may cease to apply to Subsidiary

The Plan shall cease to extend to a Participating Company (other than the Company) when:

9.2.1                       such Participating Company ceases to be a Subsidiary; or

9.2.2                       a notice is served by the Company upon the Trustee and the Participating Company that the Plan shall cease to apply to that Participating Company; or

9.2.3                       a Participating Company withdraws from the Plan on such conditions as may be agreed by the Company but such cessation shall not affect the subsisting rights of Participants which have arisen under the Plan prior to such cessation.

9.3                                 Trustee not liable to account to former Participating Companies

Where the Plan ceases to extend to a Participating Company in accordance with clause 9.2 then the Trustee shall not be liable to account to such Participating Company for any unused monies then held on the trusts of clause 4.1.

10                                 DUTIES OF PARTICIPATING COMPANIES

10.1                           Duty to contribute sums and provide information

If and so long as any company is a Participating Company it shall:

10.1.1                 contribute and pay to the Trustee such sums as are required by the Trustee to purchase Shares to be Awarded to Participants of that Participating Company together with a fair proportion of the sums required to meet:

10.1.1.1   the reasonable expenses of the Trustee in operating and administering the Plan; and

10.1.1.2   any remuneration payable to the Trustee

to the extent that such expenses and remuneration cannot be met out of such of the assets held by the Trustee as are applicable for that purpose; and

10.1.2                   provide the Trustee with all information reasonably required from it for the purposes of the administration and operation of the Plan in such form as the Trustee may reasonably require.

10.2                           Continuing liability of former Participating Companies

Any company that ceases to be a Participating Company shall remain liable to meet its fair proportion of the expenses of the Trustee.

11                                 PROTECTION OF TRUSTEE

11.1                           Limited liability for monetary obligations

The Trustee shall not be liable to satisfy any monetary obligations under the Plan (including but without prejudice to the generality of the foregoing any monetary obligations to Eligible Employees) beyond the sums of money (including income) from time to time in its hands or under its control as Trustee of the Plan and properly applicable for that purpose.

11.2                           Trustee to comply with Company’s directions

The Trustee shall comply with any directions given by the Company (including for the avoidance of doubt any person to whom any delegation under clause 18.1 has been made) under the Plan and shall not be under any liability in respect of such compliance to the Company (or such other person under clause 18.1) or to any Eligible Employee.

11.3                           Indemnity

Subject to any agreement to the contrary between the Company or any Participating Company and the Trustee, the Company shall pay to or reimburse the Trustee all expenses properly incurred by it in connection with the Trust and shall fully indemnify the Trustee against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities incurred by it in connection with the Trust or in connection with the proper administration and operation of the Plan provided that a Trustee shall not be paid, reimbursed or indemnified in respect of:

11.3.1                 any sum which can either be recovered under clause 4.1 by the Trustee out of the assets held subject to the Plan or from other Participating Companies or former Participating Companies; and

11.3.2                 any fraud, wilful misconduct, or in the case of a Trustee receiving remuneration for acting as a Trustee, negligence by it.

In addition, the Trustee shall have the benefit of all indemnities conferred on trustees by the Trustee Act 1925 and generally by law.

11.4                           No obligation to become involved in management

The Trustee shall not be under any obligation to:

11.4.1                 become a director or other officer, or interfere in the management or affairs, of any company, any of the shares, debentures, debenture stock or securities which are held on the trusts created by the Trust Deed or of any company associated with any such company, notwithstanding that the Trustee may have (whether directly or indirectly) a substantial holding in, or control of, any such company; or

11.4.2                 seek information about the affairs of any such company but may leave the conduct of the affairs of any such company to its directors, officers or other persons managing the company provided the Trustee has no actual notice of any act of dishonesty on the part of such persons in connection with the management of the company.

12                                 ADDITIONAL POWERS

12.1                           Additional powers of Trustee

In addition and without prejudice to the powers vested in it by the other provisions of the Trust Deed and by law, the Trustee shall have the following powers and discretions:

12.1.1                 to agree with the Company all matters relating to the operation and administration of the trusts created by the Trust Deed and so that no person claiming an interest under the Trust shall be entitled to question the legality or correctness of any arrangement or agreement made between the Company and the Trustee in relation to such operation and administration;

12.1.2                 from time to time in writing to authorise such other person or persons whether or not a Trustee, as the Trustee shall think fit to draw and endorse cheques and to give receipts and discharges for any monies or other property payable transferable or deliverable to or by the Trustee and every such receipt or discharge shall be as valid and effectual as if such receipt or discharge was given by the Trustee and the production of such written authority of the Trustee shall be a sufficient protection to any person taking any such receipt or discharge and (unless that person shall have received express notice in writing of the revocation of the authority) he shall be entitled to assume and act upon the assumption that the authority remains unrevoked;

12.1.3                 at any time, to borrow or raise money only for the purpose of purchasing Shares or any other purpose for which money may be applied under the Trust Deed. Any loan made by a Participating Company to the Trustee shall be on such terms as the Participating Company and the Trustee agree;

12.1.4                 to make any payment to any Participant into the Participant’s bank account and the Trustee shall be discharged from obtaining a receipt or seeing the application of any such payment; and

12.1.5                 to pay any amount, whether income or capital, intended to be paid to any minor to his or her parent or guardian, whose receipt shall be a valid discharge of the Trustee.

12.2                           Trustee’s power to invest monies etc

Subject to any provision to the contrary in the Rules the Trustee shall in respect of monies or other assets not held on trust for a Participant have the same full and unrestricted powers of investing and transposing investments and laying out monies in all respects as if it were absolutely entitled to them beneficially and without regard to any requirement as to diversification.

12.3                          Trustee’s power of sale

Subject to any provision to the contrary in the Rules the Trustee shall in respect of any assets not held on trust for a Participant have all the powers of sale of a beneficial owner in respect of such assets.

12.4                          Trustee Act 2000

Sections 4 and 5 of, and paragraph 1 of Schedule 1 to, the Trustee Act 2000 shall not apply.

13                                 PROCEEDINGS OF TRUSTEES

13.1                           Scope of clause

Unless a Corporate Trustee is the sole Trustee, the following provisions of this clause 13 shall govern the proceedings of the Trustees.

13.2                           Regulations for conduct of business

The Trustees shall meet together and, subject to the following provisions of this clause 13, make such regulations for the conduct of their business as they determine.

13.3                           Quorum for meetings of Trustees

The quorum for any meeting of the Trustees shall be two. A meeting of the Trustees at which a quorum is present shall be competent to exercise all the powers and discretions exercisable by the Trustees generally.

13.4                           Majority voting of Trustees

At any meeting of the Trustees, all questions shall be decided by a majority of the votes of the Trustees present and voting thereon.  In the event of an equality of votes, the chairman of the meeting, if any, shall have a second or casting vote.  In the event of an equality of votes on the election of a chairman at any meeting, the chairman shall be chosen by lot.

13.5                           Written resolutions of Trustees

A resolution in writing signed by all the Trustees shall be as valid and effective as if it had been passed at a meeting of the Trustees and the same may consist of two or more documents in similar form each signed by one or more of the Trustees.

14                                 ADMINISTRATION

14.1                           Delegation

Where there is more than one Trustee, the Trustees may from time to time delegate any business to any one or more of their number.

14.2                           Minutes of meetings

The Trustee shall cause proper minutes to be kept and entered in a book provided for the purpose of all its resolutions and proceedings and any such minutes of any meeting of the Trustee, if purported to be signed by the chairman of such meeting or by the chairman of a subsequent meeting, shall be admissible as prima facie evidence of the matters stated in such minutes.

14.3                           Professional advice

The Trustee may employ and act on the advice or opinion of any solicitor, accountant, or other person engaged in any profession or business whether such advice was obtained by the Trustee or by the Company.  The Trustee shall not be responsible for any loss occasioned by its acting on that advice.

14.4                           Trustee’s agents

The Trustee may employ on such terms as the Company may agree as to remuneration any agent to transact any business in connection with the Plan and the Trustee shall not be liable for any loss arising by reason of the fraud or negligence of such agent.

14.5                           Trustee may execute deeds etc

The Trustee may execute or authorise the execution or delivery by any agent of it of any trust, deeds, documents or other instruments by the impression of the Trustees’ signatures (where there is more than one Trustee) or (in the case of a sole Corporate Trustee) by the signature of two or more officers of the Corporate Trustee, in writing, printing, lithograph, photocopying and other modes of representing or reproducing words in a visible form and may authorise the delivery of such instruments on its behalf.

15                                 REMUNERATION AND INTERESTS OF TRUSTEES

15.1                           Individual Trustees

Any individual Trustee shall be entitled to receive and retain as remuneration for his services under the Trust Deed such sum or sums as a Participating Company may from time to time resolve to pay to him notwithstanding that he is also an officer or employee of a Participating Company and he shall not be disqualified from voting or taking part in any decision of the Trustees on any matter by virtue of any personal or beneficial interest (actual or prospective) therein.

15.2                           Professional Trustees

Any Trustee who is a solicitor, accountant or other person engaged in any profession or business shall be entitled to charge and be paid all normal professional charges and any other expenses for business transacted, services rendered or time spent personally or by the Trustee’s firm in connection with the Plan, including acts which a Trustee not engaged in any profession or business could have done personally.

15.3                           Corporate Trustees

Any Trustee which is a company shall be entitled to charge and be paid such reasonable remuneration or charges as shall from time to time be agreed in writing between the Company and such company and any such company (being a bank) shall be entitled subject to the written consent of the Company, to act as banker and perform any services in relation to the Plan on the same terms as would be made with a customer in the ordinary course of its business as a banker without accounting for any resultant profit including without prejudice to the generality of the foregoing retention of its customary share of brokerage commission.

15.4                           Right to be employed by Company

Any Trustee or any officer of a Corporate Trustee may be employed by, or be appointed an officer of, the Company or any Subsidiary and shall be entitled to keep for his benefit such remuneration or any other benefit as he may receive by virtue of such position and shall not be liable to account for any such benefit.

16                                 PERMITTED DEALINGS OF TRUSTEES

16.1                           Trustees permitted to hold shares etc

No Trustee (nor any director or other officer of a company acting as a Trustee) shall be precluded from acquiring, holding or dealing with any shares, debentures, debenture stock or securities of the Company or any other Participating Company or any other company in which the Trustee may be interested or from entering into any contract or other transaction with the Company or any other Participating Company or any such other company or being interested in any such contract or transaction.  No Trustee (nor any director or other officer of a company acting as a Trustee) shall be liable to account to any Eligible Employee or Participant or, where there is more than one Trustee, to the other Trustees or the Company or any other Participating Company or such other company for any profits so made or benefits so obtained by him.

16.2                           No requirement to account for benefits

The Trustee (and any director or other officer of a company acting as a Trustee) who is or becomes an Eligible Employee or Participant may retain all benefits to which he becomes entitled under the Plan and shall not be liable to account for any such benefit.

17                                 NUMBER, APPOINTMENT, REMOVAL AND RETIREMENT OF TRUSTEES

17.1                           Minimum number of Trustees

The minimum number of Trustees shall be:

17.1.1                   in the case of a Corporate Trustee, one; and

17.1.2                   in any other case, three

and while the number of Trustees is below the minimum number, a continuing Trustee shall not be entitled to exercise any power or discretion under the Trust Deed and any purported exercise of such power or discretion in those circumstances shall be invalid.

17.2                           Statutory power to appoint new and additional Trustees

The statutory power of appointing new and additional Trustees contained in section 36 of the Trustee Act 1925 shall be vested in the Company and may be exercised by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors.

17.3                           Power to appoint additional Trustees

In addition to the statutory power of appointing new and additional Trustees, the Company shall have the power by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors to appoint additional Trustees.

17.4                           Company ceasing to exist

If the Company ceases to exist otherwise than in consequence of a reconstruction or amalgamation, all powers of appointing and removing Trustees shall become vested in the Trustee.

17.5                           Removal of Trustees

The Company may by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors, notice of which, in either case, is given to the Trustee, and without assigning any reason therefor, remove a Trustee from office, but not so as to reduce the number of Trustees below the minimum number specified in clause 17.1.  If no later date is specified in the notice, such removal shall take place immediately on the receipt of the notice by the Trustee.  If a later date is specified in the notice, such removal shall take place on the later of the receipt of the notice by the Trustee and the date specified in the notice.

17.6                           Retirement of Trustees

A Trustee may retire by giving the Company written notice of his desire to retire but not so as to reduce the number of Trustees below that specified in clause 17.1.

If the requirements of clause 17.1 will continue to be satisfied such notice shall take effect at the expiry of three months or such other period as may be agreed in writing by the Company after the date of such notice.

If the requirements of clause 17.1 will not continue to be satisfied, the Company shall, within three months after the giving of such notice, appoint an additional Trustee.  If the Company fails to do so within such period, the retiring Trustee may by deed appoint an additional Trustee and his retirement shall thereupon become effective.

17.7                           Death of Trustee

If following the death of a Trustee, the Company fails to appoint a new Trustee within three months of the Trustee’s date of death and there are at that time fewer than the minimum number of Trustees specified in clause 17.1, the remaining Trustees may, in their absolute discretion, appoint an additional Trustee but not so as to exceed the minimum number of Trustees.

17.8                           Transfer of Trust property following removal or retirement of Trustee

Forthwith following his removal or retirement as a Trustee, the outgoing Trustee shall transfer all property held by him subject to the Plan and deliver all documents in his possession relating to the Plan to the remaining Trustees and shall execute all such documents and do all such things as may be necessary to give effect to his removal or retirement.

17.9                          Section 37 of the Trustee Act 1925

Section 37(1)(c) of the Trustee Act 1925 shall apply to the Plan as if all references in that section to a trust corporation were references to any company authorised by its memorandum and articles to undertake trust business.

17.10                     Residence of Trustees

The Company shall ensure that all the Trustees or any sole Trustee which is a company shall at all times be resident for tax purposes in the United Kingdom.

18	DELEGATION OF ADMINISTRATION BY COMPANY AND OTHER MATTERS

18.1	Delegation of administration

The Company or the Directors may at any time delegate in writing to the directors of any Participating Company or to any Participating Company’s duly authorised officers any of its powers and duties under the Trust Deed or any business including the exercise of any discretion provided always that the Company shall not delegate the duties imposed on it or the rights given to it under clauses 9.1, 11.3, 17.2, 17.3, 17.5 or 22.

18.2	Exercise of powers

Except as otherwise provided in the Trust Deed or in the Rules the powers and discretions exercisable by any Participating Company in relation to the Plan shall be exercisable in the case of the Company by the Directors and otherwise by resolution of the board of directors of such Participating Company or by a duly authorised committee thereof and a copy of any resolution signed or purporting to be signed by the secretary or any director of such company shall be sufficient authority to the Trustee to act thereunder

18.3	Information supplied by Participating Company

The Trustee shall be entitled, in the absence of manifest error, to rely without further enquiry on any information or advice supplied to it by any Participating Company in connection with the trust created by the Trust Deed.

19	DURATION AND WINDING UP OF PLAN

19.1	Termination on expiry of Trust Period

The Plan shall terminate on the earlier of:

	19.1.1	the expiry of the Trust Period; and

	19.1.2	a plan termination notice validly issued under Rule 34

and references throughout the Trust Deed to a termination of the Plan shall be taken to be a termination as herein provided.

19.2	Outstanding liabilities

On or after the termination of the Plan no further sums shall be paid to the Trustee by the Participating Companies save that all Participating Companies shall remain liable to pay their just proportion of the costs charges and expenses of the Plan.

19.3	Completion of obligations

.	Following any termination of the Plan the Trustee shall remain responsible for the completion of its obligations under the Plan

20.	SUPREMACY OF TRUST DEED OVER RULES

The Trustee’s rights duties and powers are regulated by the Trust Deed and by the Rules and in the case of inconsistency or conflict between the provisions of the Trust Deed and of the Rules the provisions of the Trust Deed shall prevail.

21.	GOVERNING LAW AND JURISDICTION

21.1	Governing law

The formation, existence, construction, performance, validity and all aspects whatsoever of the Trust Deed and the Rules or any term of the Trust Deed or any Rules shall be governed by English law.

21.2	Jurisdiction

Subject to clause 21.3, the English courts shall have exclusive jurisdiction to settle any dispute which may arise out of, or in connection with, the Trust Deed or the Rules.

21.3	Jurisdiction agreement for benefit of Company

The Company retains the right to bring proceedings in the English courts or any other court of competent jurisdiction.

21.4	Participant deemed to submit to such jurisdiction

By applying for and/or accepting an Award and not renouncing it, a Participant is deemed to have agreed to submit to such jurisdiction.

22.                              AMENDMENT OF TRUST DEED AND RULES

22.1                          Amendment of Trust Deed and Rules

The Company may at any time and from time to time in the case of the Trust Deed by a supplemental deed and in the case of the Rules by resolution of the Directors amend, modify, or alter the Plan in any respect (such amendment modification or alteration being referred to in this clause 22 as a “Modification”) provided that:

22.1.1                  no Modification shall alter to the disadvantage of any Participant his rights which have accrued to him under the Plan before the date of such modification;

22.1.2                  no Modification shall modify or alter to the disadvantage of the Trustee the provisions for its protection and indemnity contained in the Plan without the written agreement of the Trustee;

22.1.3                  no Modification shall be made which would or might infringe any rule against perpetuities; and

22.1.4                  while the Plan is approved by the Board of HM Revenue & Customs, no Modification to any key feature (as defined in paragraph 84(6) of Schedule 2) of the Plan shall take effect without the approval of the Board of HM Revenue & Customs.

22.2                           Amendments to be binding

Any Modification made in accordance with the provisions of this clause 22 shall be binding upon all persons from time to time interested in the Plan including the Company and any Participating Company.

23.                              GENERAL PROVISIONS

23.1                           Counterparts

The Trust Deed may be executed in any number of counterparts, and by the parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts will together constitute one and the same Trust Deed.

23.2                           Irrevocability

Subject to the provisions of the Trust Deed, the trusts hereby declared are irrevocable.

EXECUTED by the parties as a deed and delivered on the date first mentioned above.

SIGNED as a deed by
Euronext N.V.
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Hill Samuel ESOP Trustees Limited
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Euronext Amsterdam N.V.
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Euronext Paris S.A.
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Euronext Lisbon S.A.
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Euronext Brussels S.A / N.V.
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
LIFFE Administration & Management
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Euronext London Limited
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Interbolsa S.A.
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SIGNED as a deed by
Company News S.A.
acting by a director and its secretary/ two directors:

Director

Director/Secretary

SCHEDULE

RULES OF THE EURONEXT N.V. HM REVENUE & CUSTOMS APPROVED SHARE INCENTIVE PLAN 2006

1	INTERPRETATION

1.1	In this Schedule, unless the context otherwise requires, the following words and expressions have the following meanings:

	Accounting Period	an accounting period of the Company within the meaning of section 2.10a of the Dutch Civil Code and article 23 of the articles of association of the Company;

	Accumulation Period	a period determined at the discretion of the Directors, not exceeding 12 months, which must be the same for all individuals entering into Purchased Shares Agreements;

Appropriate

to confer a beneficial interest in Free Shares or Matching Shares on a Participant subject to the provisions of the Plan and the expressions “Appropriation” and “Appropriated” shall be construed accordingly;

	Associate	the meaning set out in paragraphs 22, 23 and 24 of Schedule 2;

	Associated Company	in relation to two companies if:

(a) one company has control of the other; or

(b) both are under the control of the same person or persons and for the purposes of this definition, “control” has the meaning as set out in section 416(2) to (6) ICTA 1988;

Award	the award to Participants of any one or more of Free Shares, Purchased Shares or Matching Shares in accordance with the Plan and “Awarded” shall be construed accordingly;

Capital Receipt	a receipt by the Trustee of money or money’s worth of the type defined in section 502 ITEPA 2003;

Close Company	the meaning set out in section 414 ICTA 1988 as modified by paragraph 20 of Schedule 2;

Closed Period	any period during which:

(i) dealings in Plan Shares are proscribed due to:

(a) the existence of unpublished price sensitive information, under the Dutch Securities Trading Supervision Act 1995 or any other applicable securities laws or regulations promulgated thereunder; or

(b) the Company’s own code on insider dealing (“Euronext N.V. Rules concerning inside information”), or

(ii) dealings in Plan Shares by the Company are proscribed by the Réglement général (general rules) of the Autorité des marchés financiers

Company	Euronext N.V. incorporated in The Netherlands under ministerial N.V. number 1124832;

Connected Company	(a) a company which Controls or is Controlled by the Company or which is Controlled by a company which also Controls the Company; or

(b) a company which is a member of a Consortium owning the Company or which is owned in part by the Company as a member of the Consortium;

Consortium	the meaning set out in section 99(3) of Schedule 2;

Control	the meaning set out in section 840 ICTA 1988;

Dealing Day	any day on which the Paris Stock Exchange is open for the transaction of business;

Directors	the Managing Board of the Company or some other duly authorised committee thereof acting on behalf of the Company;

Dividend Shares	Shares acquired with dividends paid in respect of Plan Shares as set out in Part IV;

Dividend Shares Appropriation Date	the date on which the Trustee acquires Dividend Shares pursuant to Rule 19.4;

Dividend Shares Holding Period

the period beginning on the Dividend Shares Appropriation Date and ending on the earlier of the third anniversary of that date and the date on which the Participant ceases to have any Relevant Employment;

Eligible Employee	in the case of Free Shares at a Free Shares Appropriation Date and in the case of Purchased Shares or Matching Shares:

(i) if there is no Accumulation Period, at the time the money for the acquisition of such Purchased Shares is deducted; and

(ii)	if there is an Accumulation Period, at the time of the first deduction of money for the acquisition of such Purchased Shares

(a)	an individual who:

	(aa)	is an employee of a Participating Company; and

	(ab)	has been such an employee (or has otherwise been an employee of a Qualifying Company) at all times during any Qualifying Period; and

	(ac)	has earnings in respect of his office or employment with a Participating Company which are (or would be if there were any) general earnings to which section 15 or 21 of ITEPA 2003 applies; and

(ad)

has not either himself or through any Associate and whether in either case alone or together with one or more Associates has not had within the preceding 12 months, a Material Interest in a Close Company whose shares may be Appropriated or acquired under the Plan or a company which has Control of such a company or is a member of a Consortium which owns such a company; and

(ae)

does not at the same time participate in a share incentive plan approved under Schedule 2 (other than the Plan) established by the Company or a Connected Company (which for the avoidance of doubt shall include where an employee would have participated but for his failure to obtain a Performance Allowance)

and

(b) an individual who satisfies the requirements at (a) above, excluding (ac), whom the Directors have, in their absolute discretion, determined should be included;

Employer Company	the company with whom a Participant has or had an employment which qualifies him as an Eligible Employee;

Excess Matching Shares	Shares that were Matching Shares when they were Appropriated but that cease to so qualify because the Relevant Amount has been exceeded;

Excess Purchased Shares	Shares that were Purchased Shares when they were acquired but that cease to so qualify because the Relevant Amount has been exceeded;

Forfeiture Period	the period(s) determined by the Directors pursuant to Rules 4.3.7, 15.2.5 or 15.2.6, as appropriate, provided that the period(s) shall not exceed three years from the relevant date of Appropriation;

Free Shares	Shares the entitlement to which is as set out in Part I;

Free Shares Agreement	an agreement issued by the Directors under Rule 4.1;

Free Shares Appropriation Date	the date on which the Trustee Appropriates Free Shares to a Participant;

Free Shares Closing Date	the date specified in the Free Shares Agreement by which the Free Shares Agreement must be returned to the Company;

Free Shares Holding Period

the period beginning on the Free Shares Appropriation Date and ending on a date determined from time to time at the discretion of the Directors, and being not earlier than the third anniversary nor later than the fifth anniversary of the Free Shares Appropriation Date or, if earlier, the date on which the Participant ceases to be in Relevant Employment and which period shall be the same for all Free Shares comprised in the same Award and shall not be increased at any time in respect of Free Shares already Appropriated;

ICTA 1988	the Income and Corporation Taxes Act 1988;

Initial Market Value	the Market Value of a Share:

(i) in the case of Free Shares, on the Free Shares Appropriation Date;

(ii) in the case of Matching Shares, on the Matching Shares Appropriation Date; and

(iii) in the case of Dividend Shares, on the Dividend Shares Appropriation Date;

ITEPA 2003	the Income Tax (Earnings and Pensions) Act 2003;

ITTOIA 2005	the Income Tax (Trading and Other Income) Act 2005;

London Stock Exchange	the London Stock Exchange plc or any successor body;

Managing Board	“bestuur” as defined in the articles of association of the Company;

Market Value	(i)

where the Shares are listed on the New York or London Stock Exchange, if and only if, all the Shares are purchased through a Stock Exchange on the same day as the Award is made, the value arrived at by dividing the consideration paid in pounds sterling (excluding the amount attributable to the incidental expenses of acquisition including for the avoidance of doubt any stockbroker’s commission or taxes) by the Trustees to acquire the Shares in accordance with Rule 24.9; or

(ii)

where the Shares are listed on the London or New York Stock Exchange but paragraph (i) does not apply, the closing price of a Share (as derived from the Daily Official List of the London Stock Exchange or the Wall Street Journal respectively) for the Dealing Day immediately preceding the day in question; or

(iii)

where the Shares are not listed on the London nor New York Stock Exchange, the market value of a Share as determined in accordance with the provisions of Part VIII TCGA 1992 and paragraph 92 of Schedule 2 and agreed for the purposes of the Plan with HM Revenue & Customs

Shares Valuation on or before that day;

Matching Shares	Shares entitlement to which is as set out in Part III which shall:

(a) be shares of the same class and carry the same rights as the Purchased Shares to which they relate;

(b) be Appropriated on the same day as the Purchased Shares to which they relate are acquired; and

(c) be Appropriated to all Participants on exactly the same basis;

Matching Shares	the date on which the Trustee Appropriates Matching Shares to a Participant;
Appropriation Date

Matching Shares Holding	the period beginning on the Matching Shares Appropriation Date and ending
Period

on a date determined from time to time at the discretion of the Directors, and being not earlier than the third anniversary nor later than the fifth anniversary of the Matching Shares Appropriation Date or, if earlier, the date on which the Participant ceases to be in Relevant Employment, and which period shall be the same for all Matching Shares comprised in the same Award and shall not be increased at any time in respect of Matching Shares already Appropriated;

Material Interest	the meaning set out in paragraphs 19 to 21 of Schedule 2;

New York Stock Exchange	the New York Stock Exchange or any successor body;

Paris Stock Exchange	Eurolist by Euronext, or any successor body;

Participant

an Eligible Employee to whom the Trustee has made an Appropriation of Free Shares or Matching Shares or on whose behalf Purchased Shares or Dividend Shares have been acquired or, where the context permits, an Eligible Employee who has submitted a duly completed Free Shares Agreement or Purchased Shares Agreement in accordance with Rule 4.3.5 or 10.3.5 respectively;

Participating Company	the Company and any Subsidiary which is a party to the Trust Deed or has pursuant to clause 9.1 executed a deed of adherence and to which the Plan continues to extend;

Performance Allowance	an Appropriation of Free Shares where:

(a) whether or not Free Shares are Appropriated; and/or

(b) the number or value of Free Shares Appropriated

is subject to the satisfaction of a Performance Target;

Performance Target	a performance target imposed by the Directors under Rule 6 and as substituted or varied from time to time in accordance with Rule 6.4;

Performance Unit	a group comprising one or more Participants to whom a Performance Target applies;

Plan	the Euronext N.V. HM Revenue & Customs Approved Share Incentive Plan 2006 as constituted by this Trust Deed and Rules in their present form or as amended from time to time;

Plan Shares	Free Shares, Purchased Shares, Matching Shares and Dividend Shares which have been Appropriated to, or acquired on behalf of, a Participant or are held on his behalf by the Trustees;

Proscribed Operations

any operation proscribed due to (i) the existence of a Closed Period or (ii) the knowledge of “privileged information” as provided for by the French Code monétaire et financier (monetary and financial code) and the Réglement général (general rules) of the Autorité des marchés financiers;

Purchased Shares	Shares entitlement to which is as set out in Part II;

Purchased Shares Acquisition	the date determined by the
Date	Trustee in accordance with Rule 10.3.4;

Purchased Shares Agreement	an agreement issued by the Directors under Rule 10.1;

Purchased Shares Closing	the date specified in the Purchased
Date	Shares Agreement by which the completed Purchased Shares Agreement must be returned to the Company;

Purchased Shares Market	in the case of a Purchased Shares
Value	Agreement with:

(a) an Accumulation Period, the lower of the Market Value of a Share on:

(i) the first day of the Accumulation Period; and

(ii) the Purchased Shares Acquisition Date;

(b) no Accumulation Period the Market Value of a share on the Purchased Shares Acquisition Date.

Purchased Shares Money	the meaning given to that term by Rule 10.3.9;

Qualifying Company	the meaning set out in paragraph 17 of Schedule 2;

Qualifying Corporate Bond	the meaning set out in section 117 TCGA 1992;

Qualifying Period	a period determined by the Directors in relation to any Award of Shares under the Plan which may be different for different Awards provided that:

(a) in the case of Free Shares it shall not exceed the period of 18 months before the Free Shares Appropriation Date;

(b) in the case of Purchased Shares and Matching Shares where there is an Accumulation Period it shall not exceed the period of 6 months before the beginning of the Accumulation Period;

(c)   in the case of Purchased Shares and Matching Shares where there is no Accumulation Period it shall not exceed the period of 18 months before the deduction of money for the acquisition of such Purchased Shares;

Relevant Amount	(a) in respect of Free Shares, £3,000 in any Year of Assessment;

(b)   in respect of Purchased Shares, in any Year of Assessment, the lower of £1,500 and 10% of Salary or such lesser amount or percentage as is determined by the Directors in their absolute discretion in relation to an Award;

(c) in respect of Dividend Shares £1,500 in any Year of Assessment subject in each case to such amendment as may be made to any one or more of those limits as contained in ITEPA 2003 from time to time and where in the same Year of Assessment, an Eligible Employee participates in one or more share incentive plans approved under Schedule 2 and established by the Company or a Connected Company, any shares acquired under such plans shall be aggregated with any Shares acquired under the Plan for the purposes of determining the Relevant Amount;

Relevant Employment	employment by the Company or any Associated Company of the Company;

Retirement Age	the age of 65;

Rules	these rules as from time to time amended;

Salary

the meaning set out in paragraph 43(4) of Schedule 2 subject to the Directors determining that any particular description of earnings should not be counted as part of an employee’s salary in accordance with paragraph 46(4A)(b) of Schedule 2;

Schedule 2	Schedule 2 to ITEPA 2003;

Shares	fully paid shares with a par value of one euro (EUR 1.-) in the share capital of the Company (or any shares representing the same) which satisfy the conditions in paragraphs 26 to 33 inclusive of Schedule 2;

Stock Exchange	any recognised stock exchange (within the meaning given to that expression by Section 841 ICTA 1988) through which the Trustees choose to purchase shares;

Subsidiary	any company over which the Company has Control;

TCGA 1992	The Taxation of Chargeable Gains Act 1992; and

Year of Assessment	a period commencing on 6 April in any year and ending on 5 April in the following year.

1.2	In the Plan, unless otherwise specified:

	1.2.1	the contents, clause and Rule headings are inserted for ease of reference only and do not affect the interpretation of the Plan;

	1.2.2	references to clauses, Rules, Parts and the Schedule are to clauses, rules, parts of, and the schedules to the Plan;

1.2.3

save as provided for by law and, subject to Rule 36.6, a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail;

	1.2.4	the singular includes the plural and vice-versa and the masculine includes the feminine and neuter;

	1.2.5	a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof; and

	1.2.6	the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

2.              PURPOSE OF PLAN

The purpose of the Plan is to enable Eligible Employees of Participating Companies to acquire Shares which give them a continuing stake in the Company.

3.              PARTICIPATION ON SAME TERMS

On each occasion when an Award or Appropriation is to be made, subject to Rule 5, every Eligible Employee or individual who may be an Eligible Employee at the anticipated date of the Award or Appropriation in question shall be invited to participate in an Award or Appropriation on the same terms and those who do actually participate must do so on the same terms.

PART I — FREE SHARES

4.	ISSUE OF AGREEMENTS

4.1	Discretion of Directors

The Directors may in their absolute discretion determine that an Award of Free Shares may be made and, accordingly, each Eligible Employee or individual who may be an Eligible Employee at the Free Shares Appropriation Date shall be sent a Free Shares Agreement inviting them to participate in the Award.

4.2	Limit on individual participation

In any Year of Assessment, the Initial Market Value of Free Shares Appropriated to a Participant shall not exceed the Relevant Amount

4.3	Contents of Free Shares Agreement

Free Shares Agreements shall be in such form as the Directors determine from time to time but shall require the individual to contract with the Company as set out in Rule 8 and shall state:

	4.3.1	the Free Shares Closing Date;

	4.3.2	the expected Free Shares Appropriation Date;

	4.3.3	the Free Shares Holding Period;

	4.3.4	that, by entering into the Free Shares Agreement, the individual becomes bound in contract with the Company to observe the restrictions set out in the Free Shares Agreement;

	4.3.5	that an individual who wishes to accept the Free Shares under the Award shall return the duly completed Free Shares Agreement to the Company, prior to the Free Shares Closing Date;

	4.3.6	that the individual shall only be entitled to an Appropriation of Free Shares if he is an Eligible Employee at the Free Shares Appropriation Date;

4.3.7

that (as determined at the discretion of the Directors) the provisions of either Rules 9.2 or 9.3 shall apply to the Award and, if Rule 9.3 applies, shall state what the applicable Forfeiture Period shall be; and

	4.3.8	such additional information, not inconsistent with the Rules and the Trust Deed as the Directors may from time to time determine.

4.4	Election to participate in any Award of Free Shares

A Free Shares Agreement may include an election by a Participant to participate in any Award of Free Shares until such time as he notifies the Company that he no longer wishes to so participate.  Where a Participant makes such an election he shall be deemed to have complied with Rule 4.3.5 in relation to each Award of Free Shares until the election is withdrawn.

5.	APPROPRIATION OF FREE SHARES BY REFERENCE TO PERFORMANCE

5.1	Free shares may be Appropriated by reference to performance

The Company may stipulate that the number of Free Shares (if any) to be Appropriated to each Participant on a given occasion shall be determined by reference to Performance Allowances.

5.2	Performance Allowances to apply to all Participants

If Performance Allowances are used, they shall apply to all Participants.

5.3	Directors to provide information

If Performance Allowances are used the Directors shall, as soon as reasonably practicable notify:

5.3.1

each individual who has entered into a Free Shares Agreement of the Performance Targets to be used to determine the number or value of Free Shares to be Appropriated to him in respect of the Award; and

5.3.2

all individuals who have been sent a Free Shares Agreement, in general terms, of the Performance Targets to be used to determine the number or value of Free Shares to be Appropriated to each Participant under the Award (provided that the Directors may exclude any information, the disclosure of which, they reasonably consider would prejudice commercial confidentiality).

5.4	Use of method 1 or method 2

The Company shall determine the number of Free Shares (if any) to be Appropriated to each Participant by reference to performance using method 1 or method 2.  The same method shall be used for all Participants for each Award.

5.5	Performance Allowances: method 1

By this method:

5.5.1	at least 20% of Free Shares Appropriated under any Award shall be Appropriated without reference to a Performance Target;

5.5.2	the remaining Free Shares shall be Appropriated by reference to a Performance Target; and

5.5.3

the highest Appropriation made to a Participant by reference to performance in any period shall be not more than four times the number of Free Shares Appropriated to a Participant without reference to a Performance Target at the same time and if this method is used, the Free Shares Appropriated:

5.5.4	without reference to a Performance Target shall be Appropriated on the same terms as provided in Rule 5.7; and

5.5.5	by reference to a Performance Target need not be Appropriated on the same terms as provided in Rule 5.7.

5.6	Performance Allowances: method 2

By this method:

5.6.1	some or all Free Shares shall be Appropriated by reference to performance; and

5.6.2	the Appropriation of Free Shares to Participants who are members of the same Performance Unit shall be made on the same terms, as provided in Rule 5.7 and if this method is used

5.6.3	the Free Shares Appropriated for each Performance Unit shall be treated as separate Awards for the purposes of Rule 5.7 only; and

	5.6.4	the Performance Targets set in relation to an Award shall be consistent targets within the meaning of paragraph 42(6) of Schedule 2.

5.7	Same terms basis for Free Shares Awards

An Award of Free Shares on the same terms shall be on terms determined by the Directors which may be directly proportional to any one or more separately of a Participant’s:

	5.7.1	remuneration from;

	5.7.2	length of service with;

	5.7.3	number of hours worked for any one or more Participating Companies.

6	PERFORMANCE TARGETS

6.1	Imposition of Performance Targets

The Directors may impose one or more Performance Targets in order to determine the number of Free Shares (if any) or the value of Free Shares subject to a Performance Allowance.

6.2	Nature of Performance Targets

Any Performance Target imposed shall be:

	6.2.1	based on business results or other objective criteria; and

	6.2.2	a fair and objective measure of the performance of the Performance Unit(s) to which it applies.

6.3	Membership of Performance Unit

No Participant shall be a member of more than one Performance Unit.

6.4	Substitution, variation or waiver of Performance Targets

6.4.1

If an event occurs which causes the Directors to consider that a Performance Target is no longer appropriate, the Directors may substitute, vary or waive such Performance Target in such manner (and make such consequential amendments to the Rules) as:

		6.4.1.1	is reasonable in the circumstances;

		6.4.1.2	except in the case of waiver produces a fairer measure of performance and is neither materially more nor less difficult to satisfy; and

		6.4.1.3	continues to comply with Rule 6.2.

	6.4.2	The Directors shall, as soon as reasonably practicable, notify each Participant affected of any such substitution, variation or waiver of the Performance Target.

7.	APPROPRIATION OF FREE SHARES

7.1	Provision of information by Company to Trustee

As soon as practicable after the end of the period to which the Performance Target relates (in the case of Performance Allowances) or the Free Shares Closing Date the Company shall inform the Trustee of the:

		7.1.1	name and address of each Participant to whom Free Shares are to be Appropriated;

		7.1.2	details of the Participating Company which employs the Participant; and

		7.1.3	number of Free Shares to be Appropriated to each Participant on this occasion.

7.2	Appropriation

On the expected Free Shares Appropriation Date, the Trustee shall Appropriate to each Participant the number of Free Shares notified to the Trustee under Rule 7.1.

7.3	Notification of Appropriation to Participants

As soon as practicable after the Free Shares Appropriation Date, the Trustee shall notify each Participant to whom Free Shares have been Appropriated of the:

	7.3.1	number and description of Free Shares Appropriated to him;

	7.3.2	Free Shares Appropriation Date;

	7.3.3	Initial Market Value; and

	7.3.4	applicable Free Shares Holding Period.

8.	RESTRICTIONS ON DEALINGS IN, AND PERMITTED TRANSFERS OF, FREE SHARES

8.1	Restrictions on disposals by Participants

Subject to Rules 26 and 28 during the Free Shares Holding Period a Participant shall:

	8.1.1	permit the Trustee to hold his Free Shares; and

	8.1.2	not assign, charge or otherwise dispose of his beneficial interest in his Free Shares.

8.2	Restrictions on disposals by Trustee

Subject to Rules 9, 26, 32 and paragraph 90(5) of Schedule 2 the Trustee shall not:

	8.2.1	dispose of any Free Shares, whether by transfer to the Participant or otherwise, during the Free Shares Holding Period;

	8.2.2	dispose of any Free Shares after the Free Shares Holding Period except in accordance with a direction given by or on behalf of the Participant; and

8.2.3

deal with any right conferred in respect of a Participant’s Free Shares to be allotted other shares, securities or other rights except pursuant to a direction given by or on behalf of the Participant or any person in whom the beneficial interest in his Free Shares is for the time being vested.

8.3	Transfer of Free Shares after Free Shares Holding Period

	8.3.1	A Participant may, at any time after the Free Shares Holding Period, direct the Trustee by notice in writing to:

		8.3.1.1	transfer the Participant’s Free Shares to the Participant; or

		8.3.1.2	transfer the Free Shares to some other person named by the Participant; or

8.3.1.3

dispose of the Free Shares by way of sale for the best consideration in money that can reasonably be obtained at the time of sale and to account for the proceeds to the Participant or some other person named by the Participant.

	8.3.2	Within 30 days after receipt of a notice referred to in Rule 8.3.1 the Trustee shall comply with the instructions set out in such notice.

9.	CESSATION OF RELEVANT EMPLOYMENT AND EARLY TRANSFER OF FREE SHARES

9.1	Trustee to be notified of cessation of Relevant Employment

If a Participant ceases to be in Relevant Employment, the Directors shall within 14 days inform the Trustee of such cessation and whether the provisions of Rule 9.2 or 9.3 apply.

9.2	Early transfer of Free Shares

Where the Trustee has been notified by the Directors in accordance with Rule 9.1 that this Rule 9.2 applies then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after the cessation of the Relevant Employment the Trustee shall transfer the Free Shares to the Participant, or as directed by him prior to the transfer in accordance with Rules 8.3.1.2 or 8.3.1.3, provided always that the Trustee shall first comply with Rule 32.

9.3	Forfeiture of Free Shares

Where the Trustee has been notified by the Directors in accordance with Rule 9.1 that this Rule 9.3 applies then, subject to Rules 9.4 and 9.5, the Participant’s beneficial entitlement to his Free Shares shall lapse immediately on his ceasing to be in Relevant Employment before the end of the Forfeiture Period and he shall cease to have any rights to such Free Shares.

9.4	Injury, disability, redundancy, retirement etc

Notwithstanding Rule 9.3 if a Participant ceases to be in Relevant Employment by reason of:

	9.4.1	injury or disability;

	9.4.2	redundancy within the meaning of the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996;

	9.4.3	a transfer of employment which is subject to the Transfer of Undertaking (Protection of Employment) Regulations 1981;

	9.4.4	a change of Control or other circumstances giving rise to the Participant’s Employer Company ceasing to be an Associated Company of any Participating Company; or

	9.4.5	retirement on or after reaching Retirement Age;

then the Trustee shall act in accordance with Rule 9.2.

9.5	Death

If a Participant ceases to be in Relevant Employment by reason of his death then the Trustee shall act in accordance with Rule 24.8.

PART II — PURCHASED SHARES

10.	PURCHASED SHARES AGREEMENTS

10.1	Issue of Purchased Shares Agreements

The Directors may in their absolute discretion determine that an Award of Purchased Shares may be made and, accordingly, each Eligible Employee or individual who may be an Eligible Employee at the anticipated date of the Award in question and who does not already have in force a Purchased Shares Agreement shall be sent a Purchased Shares Agreement inviting them to participate in the Award.

10.2	Timing of issue of Purchased Shares Agreements

Where Purchased Shares Agreements are to be issued, this must occur before the commencement of any relevant Accumulation Period.

10.3	Contents of Purchased Shares Agreements

Purchased Shares Agreements shall be in such form as the Directors may determine from time to time and shall state:

	10.3.1	the Purchased Shares Closing Date;

10.3.2

the maximum Salary deduction permitted under the Purchased Shares Agreement (being the lesser of the Relevant Amount and such other amount (being a multiple of £1) as the Directors may determine and specify);

10.3.3

the minimum Salary deduction permitted determined by the Directors which sum must be no greater than £10 on any occasion (or such other amount as may be permitted from time to time under paragraph 47 of Schedule 2);

	10.3.4	the expected Purchased Shares Acquisition Date being a date determined by the Trustee which:

		10.3.4.1	where there is no Accumulation Period, shall be within 30 days after the deduction from Salary referred to in Rule 10.3.9 is made;

		10.3.4.2	where there is an Accumulation Period shall be not more than 30 days after the end of the Accumulation Period;

	10.3.5		that an individual who wishes to accept Purchased Shares under the Award shall submit to the Company, prior to the Purchased Shares Closing Date, a duly completed Purchased Shares Agreement;

	10.3.6		if applicable, the maximum number of Purchased Shares to be made subject to the Award on this occasion; and

10.3.7

if appropriate, the commencement date (which may not commence later than the date of the first Salary deduction to be made under the individual’s Purchased Shares Agreement) and length of the Accumulation Period.

In addition, the Purchased Shares Agreement shall:

	10.3.8	set out a notice in the form prescribed by regulations pursuant to paragraph 48 of Schedule 2;

10.3.9

require the individual to state the amount of Salary deduction(s) being multiple of £1 and not exceeding the maximum permitted under Rule 10.3.2) which he wishes to allocate for the purchase of Purchased Shares under the Purchased Shares Agreement (“Purchased Shares Money”);

	10.3.10	state the intervals at which such amounts of Salary should be deducted; and

	10.3.11	state whether any excess amount remaining after the acquisition of Purchased Shares will be:

		10.3.11.1	paid over to the Participant subject to the Trustee complying with Rule 31; or

10.3.11.2

with the agreement of the Participant, retained by the Trustee and added to the next Accumulation
Period or where there is no next Accumulation Period, retained by the Trustee and added to the next Salary deduction.

10.4	Agreement may be withdrawn

A Purchased Shares Agreement shall take effect in relation to any Award of Purchased Shares until such time as a Participant notifies the Company that he no longer wishes to so participate.

10.5	Excess Salary deductions

Any amounts deducted in excess of the Relevant Amount must be paid over to the Participant as soon as practicable either in cash or where a Participant has Excess Purchased Shares by the transfer of those Shares or the net cash sum realised from the sale of those Shares.

10.6	Scaling down

If the Company receives applications for Purchased Shares in excess of any maximum specified in accordance with Rule 10.3.6 the amount of deduction of Purchased Shares Money specified by each Participant shall be reduced pro rata.

10.7	Purchased Shares Money held for Eligible Employee

Purchased Shares Money must, subject to Rules 11.4 and 14.2, be:

	10.7.1	paid to the Trustee as soon as practicable; and

	10.7.2	held by the Trustee on behalf of a Participant with:

		10.7.2.1	a person falling within section 840A(1)(b) of ICTA 1988;

		10.7.2.2	a building society; or

		10.7.2.3	a firm falling within section 840A(1)(c) of ICTA 1988;

until it is used to acquire Purchased Shares on behalf of the individual from whose Salary the Purchased Shares Money has been deducted.

10.8	Interest on Purchased Shares Money

The Trustee must account to the individual from whose Salary the Purchased Shares Money had been deducted, for any interest received on Purchased Shares Money held on his behalf. For the avoidance of doubt there is no obligation on the Trustee to arrange for any Purchased Shares Money to be deposited in an interest bearing account.

11.	INSTRUCTIONS GIVEN DURING ACCUMULATION PERIOD

11.1	Variation of Salary deductions and intervals

Subject to Rules 10.3.2, 10.3.3, 10.3.7, and notwithstanding Rule 10.3.11.2 a Participant may, with the prior agreement of the Company, vary the amount and or the intervals of the Salary deduction authorised under his Purchased Shares Agreement.

11.2	Notice to suspend Salary deductions

A Participant may, at any time direct the Employer Company by notice in writing to:

11.2.1 suspend the making of Salary deductions; or

11.2.2 recommence the making of Salary deductions

under his Purchased Shares Agreement provided always that:

	11.2.3	the Participant may not permit the Employer Company to make additional Salary deductions to make up for any Salary deductions which were missed; and

	11.2.4	the Participant may only make a direction under Rule 11.2.2 once in any Accumulation Period.

11.3	Notice to terminate Purchased Shares Agreement

A Participant may, at any time, notify the Company in writing that he wishes to terminate his Purchased Shares Agreement.

11.4	Company to give effect to notices

11.4.1

Where the Company receives a notice to suspend or terminate deductions under Rule 11.2 or 11.3, it shall (unless a later date is specified in the notice) within 30 days of receipt of the notice give effect to the same and shall:

11.4.1.1 instruct the Employer Company to cease all further deductions of Purchased Shares Money under the Participant’s Purchased Shares Agreement;

11.4.1.2  in the case of a notice under Rule 11.3 subject to first complying with Rule 31 instruct the Trustee or the Employer Company as applicable to pay over to that Participant as soon as practicable all Salary deductions of Purchased Shares Money that have been made under his Purchased Shares Agreement which have not, at the relevant date, been applied to acquire Purchased Shares.

11.4.2

When the Company receives a notice to recommence Salary deductions under Rule 11.2 it shall (unless a later date is specified in the notice) instruct the Employer Company to recommence deductions on the date of the first deduction due under the Purchased Shares Agreement following 30 days after receipt of the notice.

11.5	Purchased Shares Agreement to apply to new holding

Where during an Accumulation Period a transaction occurs in relation to any of the Shares to be acquired under a Purchased Shares Agreement which results in a new holding of shares being equated with the original holding for the purposes of capital gains tax and the Participant gives his consent, the Purchased Shares Agreement shall have effect following that transaction as if it were an agreement for the purchase of shares comprised in the new holding. In the context of a new holding, any reference in this Rule 11.5 to shares includes a reference to securities and rights of any description which form part of the new holding for the purpose of Chapter II of Part IV TCGA 1992.

12.	ACQUISITION OF PURCHASED SHARES

12.1	Acquisition of Shares by Trustee (no Accumulation Period)

After the deduction of Purchased Shares Money the Company shall calculate the number of Purchased Shares to be acquired on behalf of each Eligible Employee by dividing (as nearly as possible) each Eligible Employee’s Purchased Shares Money deducted under his Purchased Shares Agreement by the Purchased Shares Market Value and notify the Trustee who shall acquire or provide such Shares on behalf of Eligible Employees within 30 days of such deduction.

12.2	Acquisition of Shares by Trustee (with Accumulation Period)

12.2.1

After the expiry of the Accumulation Period the Company shall calculate the number of Purchased Shares to be acquired on behalf of each Participant by dividing (as nearly as possible) each Participant’s aggregate Purchased Shares Money deducted under his Purchased Shares Agreement during the Accumulation Period (together with any amount carried forward from a previous Accumulation Period) by the Purchased Shares Market Value and notify the Trustee who shall acquire or provide such Shares on behalf of Participants accordingly.

12.2.2

The Trustee shall within 30 days of the end of the Accumulation Period acquire or provide the number of Shares notified to it in accordance with Rule 12.2.1 which shall be held on behalf of the respective Participant as Purchased Shares.

12.3	Notification of acquisition to Participants

As soon as practicable after the Purchased Shares Acquisition Date the Trustee shall notify each Participant on whose behalf Purchased Shares have been acquired of the:

	12.3.1	number and description of Purchased Shares acquired on his behalf;

	12.3.2	Purchased Shares Acquisition Date;

	12.3.4	aggregate amount of the Participant’s Purchased Shares Money applied by the Trustee in acquiring the Purchased Shares; and

	12.3.5	Purchased Shares Market Value on the Purchased Shares Acquisition Date.

12.4	Salary deductions not invested in Purchased Shares

Any Purchased Shares Money not used to acquire Purchased Shares shall be dealt with in accordance with Rule 10.3.11.

13.	TRANSFER OF PURCHASED SHARES BY PARTICIPANT

13.1	Participants may request transfer of Purchased Shares

A Participant may, at any time after the Purchased Shares Acquisition Date, direct the Trustee by notice in writing to:

	13.1.1	transfer his Purchased Shares to him; or

	13.1.2	transfer his Purchased Shares to some other person named by him; or

	13.1.3	dispose of his Purchased Shares by way of sale and to account for the proceeds to him or to some other person named by him.

13.2	Trustee to comply with request

As soon as reasonably practicable, and in any event within 30 days after receipt of the notice, the Trustee shall comply with the instructions set out in such notice provided always that it shall first comply with Rule 32.

14.	CESSATION OF RELEVANT EMPLOYMENT

14.1	Trustee to be notified of cessation of Relevant Employment

If a Participant ceases to be in Relevant Employment then the Company shall within 14 days inform the Trustee of such cessation.

14.2	Cessation of Relevant Employment prior to Purchased Shares Acquisition Date

14.2.1

Where there is no Accumulation Period and a Participant ceases to be in Relevant Employment before the Purchased Shares Acquisition Date but after the deduction of Purchased Shares Money he shall be treated as ceasing to be in Relevant Employment immediately after his Purchased Shares are awarded to him.

14.2.2

Where there is an Accumulation Period and a Participant ceases to be in Relevant Employment during the Accumulation Period the Company shall, subject to first complying with Rule 31, pay over to that Participant as soon as reasonably practicable all deductions of Purchased Shares Money that have been made under his Purchased Shares Agreement.

14.2.3

Where there is an Accumulation Period and a Participant ceases to be in Relevant Employment after the end of the Accumulation Period and before the Purchased Shares Acquisition Date he shall be treated as ceasing to be in Relevant Employment immediately after his Purchased Shares are awarded to him.

14.3	Transfer of Purchased Shares on cessation of Relevant Employment

Where the Trustee receives a notification under Rule 14.1 then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after the cessation of the Relevant Employment the Trustee shall transfer the Purchased Shares to the Participant or as directed by him in writing prior to the transfer provided always that the Trustee shall first comply with Rule 32.

14.4	Treatment of Excess Purchased Shares

If a Participant ceases to be in Relevant Employment and the Directors have determined that he has Excess Purchased Shares, they shall within 14 days notify the Trustee accordingly and as soon as reasonably practicable after the receipt of such notification, and in any event within 30 days after the cessation of the Relevant Employment, the Trustee shall sell the Excess Purchased Shares and, subject to first complying with Rule 31, pay over to the Participant the sale proceeds thereof. The Trustee may choose any time within the 30 day period to sell the Excess Purchased Shares and need not have regard to prospective share price movements during the period nor shall be responsible for the fact that the price at which the Excess Purchased Shares are sold may not be the highest price during such period.

PART III — MATCHING SHARES

15.	NOTIFICATION OF MATCHING SHARES

15.1	Relationship to Purchased Shares

Where the Directors have exercised their discretion under Rule 10.1 they may in their absolute discretion also determine that an Appropriation of Matching Shares shall be made to those Eligible Employees who enter into a Purchased Shares Agreement.

15.2	Additional contents of Purchased Shares Agreement

Where the Directors exercise their discretion under Rule 15.1 then in addition to the requirements set out in Rule 10.3 each Purchased Shares Agreement shall state:

	15.2.1	the Matching Shares Appropriation Date (which shall be the same as the Purchased Shares Acquisition Date);

	15.2.2	the ratio of Matching Shares to Purchased Shares for the Award of Purchased Shares which:

		15.2.2.1	shall not exceed a maximum of two Matching Shares for each Purchased Share acquired on behalf of the Participant; and

		15.2.2.2	shall be the same ratio for all Participants;

15.2.3

the circumstances and the manner in which the ratio may be changed by the Directors and if the Directors decide to alter the ratio of Matching Shares to Purchased Shares prior to the Purchased Shares Acquisition Date they shall notify each Participant affected prior to the Purchased Shares Acquisition Date;

	15.2.4	the Matching Shares Holding Period;

	15.2.5	the Forfeiture Period applicable in the event of a transfer of Purchased Shares pursuant to Rule 13;

15.2.6

that (as determined at the discretion of the Directors) the provisions of either Rules 18.3 or 18.4 shall apply to the Award and, if Rule 18.4 applies, shall state what the applicable Forfeiture Period shall be; and

	15.2.7	such additional information not inconsistent with the Rules and the Trust Deed as the Directors may from time to time determine.

16.	APPROPRIATION OF MATCHING SHARES

16.1	Provision of information by Company to Trustee

At the same time as the Directors notify the Trustee pursuant to Rule 12.1 or 12.2 they shall additionally notify the Trustee of the number of Matching Shares to be Appropriated to each Participant.

16.2	Appropriation of Matching Shares

Subject to Participating Companies first complying with Rule 24.13, on the Matching Shares Appropriation Date the Trustees shall Appropriate to each Participant the number of Matching Shares notified to it under Rule 16.1.

16.3	Notification of Appropriation to Participants

At the same time as making a notification pursuant to Rule 12.3 the Trustee shall notify each Participant to whom Matching Shares have been Appropriated of the:

	16.3.1	number and description of the Matching Shares Appropriated to him;

	16.3.2	Matching Shares Appropriation Date;

	16.3.3	Initial Market Value; and

	16.3.4	Matching Shares Holding Period.

17.	RESTRICTIONS ON DEALINGS IN, AND PERMITTED TRANSFERS OF, MATCHING SHARES

The provisions of Rule 8 shall apply mutatis mutandis to Matching Shares as they apply to Free Shares, save that the reference to Rule 9 shall be construed as a reference to Rule 18.

18.	CESSATION OF RELEVANT EMPLOYMENT AND EARLY WITHDRAWAL OF PURCHASED SHARES

18.1	Trustee to be notified of cessation of Relevant Employment

If a Participant ceases to be in Relevant Employment then the Directors shall within 14 days inform the Trustee of such cessation and whether the provisions of Rule 18.3 or 18.4 apply.

18.2	Early withdrawal of Purchased Shares

Where the Trustee receives a notice under Rule 13.1 before the expiry of the applicable Forfeiture Period then subject to Rules 18.6 and 18.7 the Participant’s beneficial entitlement to his Matching Shares (Appropriated in respect of the Purchased Shares which are being withdrawn) shall lapse immediately and he shall cease to have any rights to such Matching Shares.

18.3	Early transfer of Matching Shares

Where the Trustee has been notified by the Directors that this Rule 18.3 applies then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after the cessation of the Relevant Employment the Trustee shall transfer the Matching Shares to the Participant or as directed by him in writing prior to the transfer provided always that the Trustee shall first comply with Rule 33.

18.4	Forfeiture of Matching Shares

Where the Trustee has been notified by the Directors that this Rule 18.4 applies then subject to Rules 18.6 and 18.7 the Participant’s beneficial entitlement to his Matching Shares shall lapse immediately on his ceasing to be in Relevant Employment before the end of the Forfeiture Period and he shall cease to have any rights to such Matching Shares.

18.5	Forfeiture of Excess Matching Shares

Where the Directors have determined that a Participant has Excess Matching Shares, they shall within 14 days notify the Trustee accordingly and the Participant’s entitlement to those Excess Matching Shares shall lapse immediately.

18.6	Injury, disability, redundancy, retirement etc

Notwithstanding Rule 18.4 if a Participant ceases to be in Relevant Employment for a reason set out in Rule 9.4, the Trustee shall act in accordance with Rule 18.3.

18.7	Death

If a Participant ceases to be in Relevant Employment by reason of his death, the Trustee shall act in accordance with Rule 24.8.

PART IV — DIVIDEND SHARES

19.	PROVISION OF DIVIDEND SHARES

19.1	Relationship to Plan Shares

The Directors may in their absolute discretion direct that:

	19.1.1	all cash dividends paid in respect of Plan Shares held on behalf of Participants must be used to acquire Dividend Shares on their behalf; or

	19.1.2	all cash dividends paid in respect of Plan Shares held on behalf of Participants may at the election of Participants be used to acquire Dividend Shares on their behalf.

19.2	Direction revocable

The Directors may at any time revoke any direction made pursuant to Rule 19.1.

19.3	Dividend not invested in Dividend Shares

Where dividends paid in respect of Plan Shares are not required to be reinvested in Dividend Shares they must be paid over to Participants as soon as practicable.

19.4	Timing of acquisition of Dividend Shares

The Trustee must use any dividends to be used to acquire Dividend Shares on behalf of Participants within 30 days of the date when they receive such dividend.

19.5	Participants to be treated equally

In exercising its powers in relation to the acquisition of Dividend Shares the Trustee shall treat all Participants fairly and equally.

20.	AMOUNT AND TYPE OF DIVIDEND SHARES

20.1	Type of Shares to be used as Dividend Shares

Dividend Shares shall be of the same class, and carry the same rights as the Participant’s Plan Shares in respect of which the relevant dividends were paid and must not be subject to any provision for forfeiture.

20.2	Calculation of number of Dividend Shares

20.2.1

Subject to Rule 20.2.3, the number of whole Shares to be acquired as Dividend Shares on behalf of each Participant on each occasion shall be calculated by taking the aggregate amount of the cash dividends paid on the Participant’s Plan Shares (together with any amounts carried forward under Rule 20.3) and dividing this amount (as nearly as possible) by the Market Value of the Shares on the date on which they are acquired by the Trustee.

	20.2.2	The basis for the calculation carried out under this Rule 20.2 shall be the same for all Participants who are to receive Dividend Shares on that occasion.

20.2.3

The maximum amount of Dividend Shares acquired pursuant to the Plan or any other share incentive plans established by the Company or a Connected Company and approved by HM Revenue & Customs under Schedule 2 may not exceed the Relevant Amount.

20.3	Dividend amounts carried forward

To the extent that a dividend paid in respect of a Participant’s Plan Shares could not be used to acquire Dividend Shares under this Rule 20 then such amount of the dividend may be retained by the Trustee and, subject to Rule 20.4, carried forward to be added to the amount of the next cash dividend to be used to acquire Dividend Shares (and for the purposes of this Rule 20 shall be treated as used to acquire Dividend Shares before an amount derived from a later cash dividend) and the Trustee shall keep records of such amounts to enable it to comply with Rule 20.4.

20.4	Circumstances for payment of cash dividends

Any amount retained by the Trustee pursuant to Rule 20.3 shall be paid in cash as soon as possible to the Participant where:

	20.4.1	such amount has not been used to acquire Dividend Shares by the third anniversary of the date on which the dividend was paid; or

	20.4.2	the Participant ceases to be in Relevant Employment; or

	20.4.3	a plan termination notice is issued in respect of the Plan.

21.	NOTIFICATION OF ACQUISITION OF DIVIDEND SHARES

21.1	As soon as practicable after the Dividend Shares Acquisition Date, the Trustee shall notify each Participant for whom Dividend Shares have been acquired of the:

	21.1.1	Dividend Shares Acquisition Date;

	21.1.2	number and description of Dividend Shares acquired on his behalf;

	21.1.3	Initial Market Value;

	21.1.4	Dividend Shares Holding Period; and

	21.1.5	amount of any dividend carried forward under Rule 20.3.

22.	RESTRICTIONS ON DEALINGS IN, AND PERMITTED TRANSFERS OF, DIVIDEND SHARES

The provisions of Rule 8 shall apply mutatis mutandis to Dividend Shares during the Dividend Shares Holding Period as they apply to Free Shares during the Free Shares Holding Period, save that the reference to Rule 9 shall be construed as a reference to Rule 23.

23.	CESSATION OF RELEVANT EMPLOYMENT

23.1	Trustee to be notified of cessation of Relevant Employment

If a Participant ceases to be in Relevant Employment then as soon as reasonably practicable the Directors shall inform the Trustee of such cessation.

23.2	Early transfer of Dividend Shares (other than on death)

As soon as reasonably practicable after the receipt of a notification referred to in Rule 23.1 (other than on death) and in any event within 30 days after the cessation of the Relevant Employment, the Trustee shall transfer the Dividend Shares to the Participant or as the Participant has directed the Trustee in writing received prior to the transfer.

23.3	Early transfer of Dividend Shares on death

If a Participant ceases to be in Relevant Employment by reason of his death, the Trustee shall act in accordance with Rule 24.8.

23.4	Information to be given to Participant

If a Participant becomes liable to income tax by reason of the occurrence of an event in this Rule 23, the Trustee shall as soon as is reasonably practicable provide the Participant with the information relevant to determining his tax liability.

PART V — GENERAL REQUIREMENTS

24	REQUIREMENTS GENERALLY APPLICABLE TO PLAN SHARES

24.1	Participants may elect not to participate

Notwithstanding any other Rule, a Participant may direct that Shares are not to be Appropriated to him or acquired on his behalf by giving written notice to the Company before the relevant Appropriation date or acquisition date.

24.2	Individuals eligible for Appropriation

No Appropriation or acquisition shall be made to or on behalf of an individual who is not an Eligible Employee.

24.3	Appropriation and acquisition during Closed Period

No Appropriation or acquisition shall be made to or on behalf of an individual during a Closed Period.

24.4	Proscribed Operations

.	An operation shall not be made on behalf of a Participant if such operation falls within the scope of Proscribed Operations

24.5	Compliance by Participants

Participants must observe all applicable laws, including, without limitation, laws regarding insider trading and the disclosure of holdings, and must comply with the “Euronext N.V. Rules concerning inside information”.

24.6	Shares not Appropriated or forfeited

Shares which are not Appropriated nor acquired on behalf of the Participant or Free Shares, Matching Shares or Excess Matching Shares which have been forfeited under the Rules shall be:

	24.6.1	retained by the Trustee for use under the Plan on future occasions; or

	24.6.2	sold and the proceeds used in accordance with the provisions of clause 4 of the Trust Deed.

24.7	Shares ceasing to qualify

If Shares which are held by the Trustee for the purposes of the Plan cease to be Shares, they shall not be used for the purposes of the Plan.

24.8	Death of Participant

24.8.1	Following the death of a Participant, the Trustee shall, as soon as practicable after death, transfer the Participant’s Plan Shares to, or to the order of, his legal personal representatives.

24.8.2	All references in the Plan to a Participant shall, where the context requires, be references to the legal personal representative of the Participant.

24.9	Funds to be provided by Participating Companies

24.8.1

The Trustee shall acquire by purchase using monies paid to it by each relevant Participating Company as soon as practicable after receiving such monies the number of Shares to be Appropriated to that Participating Company’s Participants as Free Shares or Matching Shares; and

24.8.2

the Trustee shall, if so directed by the Directors, acquire by purchase Shares at any time using monies paid or loaned to it by Participating Companies for future Appropriations of Shares to, or acquisitions of Shares on behalf of, Eligible Employees.

24.10	Shares purchased off market by Trustee

Where the Trustee proposes to purchase Shares otherwise than through a Stock Exchange, the Trustee shall not purchase the Shares for a price in excess of that for which, in the opinion of the Company’s brokers, it could purchase those Shares through a Stock Exchange.

24.11	Proportionate apportionment of Shares with different rights

If the Shares to be Appropriated to or acquired on behalf of each Participant do not carry the same rights as to dividends or otherwise, the shares appropriated to or acquired on behalf of each Participant shall (as nearly as possible) contain the same proportions of Shares with different rights.

24.12	Foreign dividends

Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustee shall give him notice of the amount of any foreign tax deducted from the dividend before it was paid.

24.13	Timing of contributions to Trustee

Monies to be paid by the Participating Companies to the Trustee for the purchase of Shares in respect of an Appropriation shall be paid not later than two Dealing Days immediately prior to such relevant Appropriation date.

25	LIMIT ON FUNDING OF PLAN

The aggregate maximum amount of funds which may be made available by the Company or any Participating Companies under the Plan in respect of any Accounting Period shall be determined by the Directors taking into account any factors which the Directors consider relevant including the Company’s articles of association and Dutch mandatory legal provisions.

26	PermittED DEALINGS IN PLAN SHARES

26.1	A Participant shall be entitled at any time to direct the Trustee to:

	26.1.1	accept an offer for any of his Plan Shares if the acceptance will result in a new holding being equated with the original shares for the purposes of capital gains tax; or

	26.1.2	accept an offer of a Qualifying Corporate Bond, whether alone or with cash or other assets or both, for his Plan Shares if the offer forms part of a general offer as referred in Rule 26.1.3; or

26.1.3

accept an offer of cash, with or without other assets, for his Plan Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his Plan Shares or of shares in the Company and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of the Company within the meaning of section 416 of ICTA 1988; or

26.1.4

agree a transaction affecting his Plan Shares, or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

		26.1.4.1	all the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

26.1.4.2

all the shares, or all the shares of the class in question, which are held by a class of shareholder identified otherwise than by reference to their employment or their participation in the Plan or any other approved share incentive plan.

27	RECEIPTS BY TRUSTEE

Subject to Rule 31, the Trustee shall pay or transfer to a Participant any money or money’s worth it receives in respect of, or by reference to, the Participant’s Plan Shares unless it is a Capital Receipt which consists of a new holding referred to in Rule 29, provided that the Trustee shall not distribute any Capital Receipt to a Participant if the amount payable to that Participant would be less than £3.

28.	EXERCISE OF VOTING RIGHTS ATTACHING TO PLAN SHARES

28.1	Trustee to act in accordance with directions given by Participants

In the event of a general meeting of the Company or any separate general meeting of the holders of shares which include Plan Shares the Trustee shall act in accordance with any directions given by a Participant or other person in whom the beneficial interest in Plan Shares is for the time being vested in relation to their Plan Shares. In the absence of any such directions from a Participant or other person the Trustee shall not take any action in respect of Plan Shares vested in such Participant or other person.

28.2	Participant to instruct Trustee how to vote

Following receipt of any directions given pursuant to Rule 28.1, the Trustee shall not be obliged to attend the general meeting and may exercise the voting rights either personally or by proxy.

28.3	Notification of Participants’ directions to Trustee to be in writing

Any direction given by a Participant to the Trustee pursuant to Rule 28.1 shall be in writing under the hand of the Participant and shall not be binding upon the Trustee unless it has been deposited at the registered office of the Company or at a place in Brussels, Lisbon, London or Paris agreed by the Trustee, not less than 5 working days before the time for the holding of the meeting.

29.	COMPANY RECONSTRUCTIONS

29.1	New holdings of Shares

Subject to Rule 29.2, where there occurs in relation to a Participant’s Plan Shares a company reconstruction which results in a new holding or would result in a new holding were it not for the fact that the new holding consists of or includes a Qualifying Corporate Bond:

	29.1.1	the company reconstruction shall be treated as not involving a disposal of the Plan Shares comprised in the original holding;

	29.1.2	references in the Rules to a Participant’s Plan Shares shall be construed, after the date of the company reconstruction, as being references to the shares comprised in the new holding; and

29.1.3

such new holding shall be deemed to have been Appropriated to or acquired on behalf of the Participant on the date the original holding was Appropriated to or acquired by him and shall be held by the Trustee on the same terms.

29.2	Meaning of “new holding”

For the purpose of Rule 29.1:

29.2.1

in the context of a new holding, any reference in this Rule 29 to shares includes a reference to securities and rights of any description which form part of the new holding for the purpose of Chapter II of Part IV TCGA 1992; and

29.2.2

an issue of shares of any of the following descriptions (in respect of which a charge to income tax arises) made as part of a company reconstruction shall not be treated as forming part of a new holding:

		29.2.2.1	redeemable shares or securities issued as mentioned in section 209(2)(c) ICTA 1988;

		29.2.2.2	share capital issued in circumstances such that section 210(1) ICTA 1988 applies;

		29.2.2.3	share capital to which section 249 ICTA 1988 applies.

30.	RIGHTS ISSUE

30.1	Application of rule

This Rule 30 applies to rights attaching to a Participant’s Plan Shares to be allotted, on payment, other shares, securities or rights of any description in the same Company (together referred to as “Rights”).

30.2	Trustee to provide information to Participant

The Trustee shall inform each Participant of any Rights arising in respect of Plan Shares and shall either send the Participant a copy of the document relating to the Rights or sufficient details to enable the Participant to act in accordance with Rule 30.3.

30.3	Participant to give written directions to Trustee

The Trustee shall deal with the Rights only pursuant to a written direction given by, or on behalf of, the Participant or any person in whom the beneficial interest in the Plan Shares is for the time being vested. Such written direction must be received by the Trustee before the expiry of five days before the closing date for acceptance of the Rights offer or within such other time limit set at the absolute discretion of the Trustee, and may direct the Trustee to:

	30.3.1	take up all or part of the Rights provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such Rights; or

	30.3.2	sell all of the Rights; or

	30.3.3	sell such part of the Rights as enables the Trustee to use the proceeds of sale to exercise entitlement to the remaining Rights of the Participant.

30.4	Cash amounts arising to be dealt with by Trustee

Any cash arising from the disposal of the Rights (except insofar as it is used to exercise such Rights in accordance with Rule 30.3.3) shall be dealt with by the Trustee in accordance with Rule 27.

30.5	Failure by Participant to give any direction

If a Participant fails to give any direction under Rule 30.3, or has not otherwise authorised the Trustee, or fails to pay any appropriate amount of cash, then the Trustee shall take no action in respect of the Rights associated with that Participant’s Plan Shares.

31.	DUTY TO ACCOUNT FOR PAYE ON CASH AMOUNTS

31.1	Trustee to make PAYE deductions

The Trustee shall withhold from:

	31.1.1	a Capital Receipt referred to in Rule 27;

	31.1.2	any monies returned to individuals under Rules 10 and 12;

31.1.3

the proceeds of a disposal of Plan Shares (other than Dividend Shares) by the Trustee in accordance with a direction from a Participant (except insofar as the proceeds are used to take up Rights in accordance with Rule 31.3.3); and

	31.1.4	the proceeds of a disposal of Excess Purchased Shares by the Trustee an amount equal to any income tax and employee’s national insurance contributions chargeable on such sum for which a Participating Company or the Trustee is required to make a deduction under the PAYE system.

31.2	Trustee to deal with PAYE deductions

The Trustee and/or a Participating Company shall account to the Board of HM Revenue & Customs for any income tax and/or employees’ national insurance contributions referred to in Rule 31.1 and shall pay over to the Participant the difference (if any) between any sum referred to in Rules 31.1.1 to 31.1.4 and the amount due.

32.	DUTY TO ACCOUNT FOR PAYE ON TRANSFERS OF ASSETS

32.1	Trustee to make PAYE deductions

Where under any Rule, Plan Shares cease to be subject to the Plan and in relation to:

	32.1.1	Free Shares, it is prior to the fifth anniversary of the Free Shares Appropriation Date;

	32.1.2	Purchased Shares, it is prior to the fifth anniversary of the Purchased Shares Acquisition Date; or

	32.1.3	Matching Shares, it is prior to the fifth anniversary of the Matching Shares Appropriation Date,

the Trustee shall within 14 days, unless otherwise provided with funds from the Participant to meet any liability for income tax and/or employee’s national insurance contributions, dispose of a sufficient number of the Participant’s Plan Shares, the proceeds of which shall (as far as possible) be equal to any income tax and/or employees’ national insurance contributions chargeable on the Plan Shares to be transferred and for which the Trustee or a Participating Company is required to make a PAYE deduction. The Trustee may choose any time within the 14 day period to sell the Plan Shares and need not have regard to prospective share price movements during the period nor shall be responsible for the fact that the price at which the Plan Shares are sold may not be the highest price during such period.

32.2	Trustee to deal with PAYE deductions

The Trustee and/or a Participating Company shall account to the Board of HM Revenue & Customs for any income tax and/or employees’ national insurance contributions referred to in Rule 32.1 and shall pay over to the Participant the difference (if any) between the proceeds from the disposal of his Plan Shares under Rule 32.1 and the amount due.

33.	APPORTIONMENT OF CAPITAL RECEIPTS

33.1	Treatment of Capital Receipts

If the Trustee receives any Capital Receipt referred in Rule 27 in respect of, or by reference to, any Plan Shares held on behalf of more than one Participant, then, if and to the extent that such Capital Receipt cannot be precisely divided between such Participants in the appropriate proportions to the extent that it is:

33.1.1

money’s worth, the Trustee shall sell it for the best possible consideration in money that can reasonably be obtained and shall divide the proceeds of sale (after deducting any expenses of sale and any taxation which may be payable by the Trustee) among the Participants in question; and

	33.1.2	money, the Trustee’s obligations under this Rule 33 shall be deemed to be discharged if the Trustee pays to each Participant the appropriate amount, rounded down to the nearest penny.

33.2	Trustee to inform Participants

The Trustee shall inform each Participant in respect of whose Plan Shares the Capital Receipt was received of the treatment thereof for income tax purposes.

34.	TERMINATION OF PLAN

34.1	Company may terminate Plan

The Company may at any time decide to terminate the Plan and if it does so must issue a plan termination notice copies of which shall be given without delay to:

	34.1.1	HM Revenue & Customs;

	34.1.2	the Trustee; and

	34.1.3	each Participant.

34.2	Consequences of termination of Plan

If the Company issues a plan termination notice in accordance with Rule 34.1:

	34.2.1	no further Awards may be made under the Plan;

	34.2.2	the Trustees shall remove any Plan Shares from the Plan in accordance with paragraph 90 of Schedule 2; and

	34.2.3	any Purchased Shares Money held on behalf of a Participant must be paid to him as soon as practicable thereafter.

34.3	HMRC withdrawal of Plan approval

If HM Revenue & Customs approval of the Plan is withdrawn any Purchased Shares Money held on behalf of a Participant must be paid to him as soon as practicable thereafter.

35.	SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

Where Shares are transferred to the Trustee in accordance with paragraph 78 of Schedule 2, it shall Appropriate such Shares only as Free Shares and Matching Shares and in priority to other available Shares.

36.	NOTICES

36.1	Notice by Company, Participating Company or Trustee

Save as provided for by law and subject to Rule 36.6, any notice, document or other communication given by, or on behalf of the Company, a Participating Company, the Directors or the Trustee to any person in connection with the Plan shall be deemed to have been duly given if delivered to him by hand or sent by e-mail or fax to him at his place of work if he is employed by a Participating Company, or sent by e-mail to such e-mail address as may be specified by him from time to time or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of sending or posting.

36.2	Deceased Participant

Save as provided for by law and subject to Rule 36.6, any notice, document or other communication given to a Participant shall be deemed to have been duly given notwithstanding that such person is then deceased (and whether or not the Company or Trustee has notice of his death) except where his personal representatives have established their title to the satisfaction of the Company or Trustee as appropriate and supplied to the Company and the Trustee an e-mail or postal address to which notices, documents and other communications are to be sent.

36.3	Notice to Company or Trustee

Save as provided for by law and subject to Rule 36.6, any notice, document or other communication given to the Company, a Participating Company, the Directors or the Trustee in connection with the Plan shall be delivered by hand or sent by e-mail, fax or post to the company secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to individuals or Participants but shall not in any event be deemed to be duly given unless and until it is actually received at the registered office or such e-mail or postal address and shall be deemed to have been duly given on the date of such receipt.

36.4	Trustee to distribute Company documentation

If the Trustee receives any annual or interim report, notice of meeting, circular, letter of offer or other documentation (excepting a dividend warrant) relating to any Plan Shares, the Trustee may, as soon as reasonably practicable, send, or procure the sending of, a copy of such document to each Participant on behalf of whom such Plan Shares are held.

36.5	Notification of liability to income tax

Where a Participant has become liable to income tax under any relevant provision of ITEPA 2003 or is liable to income tax chargeable under Chapter 3 or Chapter 4 of Part 4 of ITTOIA 2005, the Trustee shall, as soon as reasonably practicable, inform the Participant of any fact material to determining that liability.

36.6	Exclusion of electronic communications in certain circumstances

For the avoidance of doubt, any notice, document or other communication given by or on behalf of the Company, a Participating Company, the Directors or the Trustee to an individual may not be sent by electronic communication if such notice, document, or other communication requires a deduction to be made from wages, including, but not limited to, a deduction from wages made pursuant to the Purchased Shares Agreement or the provisions of Rules 11.1 and 11.2.2.

37.	PROTECTION OF TRUSTEE

Any sale by the Trustee of shares, securities or rights which is effected through a member of a Stock Exchange acting in the ordinary course of his business shall be presumed to have been made for the best consideration that could reasonably be obtained at the time of the sale.

38	RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT

38.1	Notwithstanding any other provision of this Plan:

	38.1.1	the Plan or benefits available under the Plan shall not form part of any contract of employment between any Participating Company and an Eligible Employee or potentially Eligible Employee;

	38.1.2	unless expressly so provided in his contract of employment, an Eligible Employee or potentially Eligible Employee has no right to an Appropriation;

38.1.3

the benefit to an Eligible Employee or potentially Eligible Employee of participation in the Plan shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable; and

	38.1.4	if an Eligible Employee or potentially Eligible Employee ceases to have a Relevant Employment, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

39	ALTERATIONS

No modification, alteration, or amendment to these Rules shall be made except in accordance with clause 22 of the Trust Deed.